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Filed Pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-222468,
333-222468-01 and 333-222468-02

PROSPECTUS

TENNANT COMPANY

OFFER TO EXCHANGE

          This is an offer by Tennant Company to exchange up to $300,000,000 aggregate principal amount of outstanding 5.625% Senior Notes due 2025 that were issued in a private offering on April 18, 2017 (the "Restricted Notes"), for a like aggregate principal amount of 5.625% Senior Notes due 2025 (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Offer").

          The Exchange Offer is subject to customary closing conditions and will expire at 5:00 p.m., New York City Time, on February 21, 2018, unless we extend the Exchange Offer in our sole and absolute discretion.

          The Exchange Offer:

  •
  We will exchange an equal principal amount of the Exchange Notes for all outstanding Restricted Notes that are validly tendered and not validly withdrawn prior to the expiration or termination of the Exchange Offer.

  •
  You may withdraw tenders of the Restricted Notes at any time prior to the expiration or termination of the Exchange Offer.

  •
  The terms of the Exchange Notes are identical in all material respects to those of the outstanding Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

  •
  The exchange of the Restricted Notes for the Exchange Notes will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption "Material U.S. Federal Income Tax Consequences" for more information.

  •
  We will not receive any proceeds from the Exchange Offer.

  •
  We issued the Restricted Notes in a transaction not requiring registration under the Securities Act and, as a result, their transfer is restricted. We are making the Exchange Offer to satisfy your registration rights as a holder of the Restricted Notes.

          The Exchange Notes will initially be, jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis, by each of our subsidiaries that is a borrower, or guarantees indebtedness, under the Senior Secured Credit Facilities (as defined below) or that guarantees certain capital markets indebtedness. The Exchange Notes and the guarantees will be senior unsecured obligations, ranking pari passu in right of payment with all other senior unsecured obligations of Tennant Company and the guarantors, respectively. The Exchange Notes and the guarantees, respectively, will be effectively subordinated to all of our and the guarantors' obligations that are secured, including borrowings under the Senior Secured Credit Facilities for so long as the Senior Secured Credit Facilities are secured, to the extent of the value of the assets securing such obligations. The Exchange Notes and the guarantees will be structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the Exchange Notes. See "Risk Factors—The Exchange Notes will be structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries". For a more detailed description of the Exchange Notes, see "Description of the Exchange Notes".

          The Exchange Notes, together with any Restricted Notes that are not exchanged in the Exchange Offer, will be governed by the same indenture, constitute the same class of debt securities for the purposes of the indenture and vote together on all matters.

          Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act" or "TIA"), to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer for the period beginning when the Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Restricted Notes. See "Plan of Distribution".

          All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the indenture. In general, the Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and other applicable securities laws. Other than in connection with the Exchange Offer, we do not currently anticipate that we will register the Restricted Notes under the Securities Act.

          There is no established trading market for the Exchange Notes. We do not plan to list the Exchange Notes on a national exchange.

          See "Risk Factors" beginning on page 12 for a discussion of risks you should consider prior to tendering your outstanding Restricted Notes for exchange.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2018.

        We have not authorized any person to provide any information or to make any representation other than the information contained or incorporated by reference in this prospectus, and if any person provides any of this information or makes any representation of this kind, that information or representation must not be relied upon as having been authorized by us. If you receive any other information, you should not rely on it. We are not making the Exchange Offer to, nor will we accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the applicable Exchange Offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. This prospectus may only be used where it is legal to sell these securities. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 001-04471. You can read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1850
Washington, D.C. 20549

        You can also obtain copies of these materials from this public reference room, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on its public reference room. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.

        We are "incorporating by reference" into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The documents incorporated by reference include important information about us, including our financial condition, results of operations and description of our business. The information incorporated by reference is an important part of this prospectus. The following documents that we filed with the SEC are incorporated into this prospectus by reference:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 1, 2017;

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  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, filed with the SEC on May 9, 2017, June 30, 2017, filed with the SEC on August 9, 2017, and September 30, 2017, filed with the SEC on November 9, 2017; and

  •
  our Current Reports on Form 8-K filed January 10, 2017, February 28, 2017, April 5, 2017, April 7, 2017, April 24, 2017 (as to Items 1.01, 1.02 and 2.03 and related 9.01 information only), May 1, 2017, July 25, 2017, the Form 8-K/A filed on July 27, 2017 and the Form 8-K filed on January 8, 2018.

        Any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and prior to the completion of the Exchange Offer, including any filings made prior to effectiveness of the registration statement to which this prospectus relates, are also incorporated by reference into this prospectus. Information incorporated by reference is considered to be a part of this prospectus, and later information filed with the SEC prior to the completion of the Exchange Offer will automatically update and supersede information in this prospectus and in our other filings with the SEC. Information we elect to furnish to but not file with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute part of this prospectus.

        You may request a copy of any filing referred to above (including any exhibits that are specifically incorporated by reference), at no cost, by contacting Tennant at the following address or telephone number:

Tennant Company
701 North Lilac Drive
P.O. Box 1452
Minneapolis, Minnesota 55440
(763) 540-1200

        We are solely responsible for the information contained in this prospectus. We have not authorized anyone to provide you with different information. We do not take any responsibility for any other information that others may give you. This prospectus is not an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction or under any circumstances in which the offer or sale is unlawful. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements in this prospectus and statements in other reports or information filed or to be filed with the SEC and incorporated by reference herein or therein (as well as information included in oral statements or other written statements made or to be made by us), are, or will be, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "project," or "continue" or similar words or the negative thereof. These statements do not relate to strictly historical or current facts and provide current expectations of forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. Particular risks and uncertainties presently facing us include, but are not limited to: geopolitical and economic uncertainty throughout the world, competition in our business, ability to attract, retain and develop key personnel and create effective succession planning strategies, ability to achieve operational efficiencies, including synergistic and other benefits of acquisitions, ability to effectively manage organizational changes, ability to successfully upgrade, evolve and protect our information technology systems, ability to develop and commercialize new innovative products and services, unforeseen product liability claims or product quality issues, fluctuations in the cost or availability of raw materials and purchased components, relative strength of the U.S. dollar, which affects the cost of our materials and products purchased and sold internationally, occurrence of a significant business interruption, ability to comply with laws and regulations, inability to implement remediation measures to address material weaknesses in internal control, and other factors that are set forth in the "Risk Factors" section, the "Legal Proceedings" section, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 as filed with the SEC. Tennant undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised to consult any further disclosures by us in our filings with the SEC and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

        All forward-looking statements are qualified by, and should be read in conjunction with, these Risk Factors, and you should review the information under the caption "Risk Factors" in this prospectus.

 MARKET AND INDUSTRY DATA

        Certain market and industry data included or incorporated by reference into this prospectus has been obtained from third-party sources that we believe to be reliable. We have not independently verified such third-party information and cannot assure you of its accuracy or completeness. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings "Cautionary Statement Regarding Forward-Looking Statements" and "Risk Factors" in this prospectus as well as those listed under "Forward-Looking Statements" and "Risk Factors" in the documents incorporated by reference into this prospectus, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, as filed with the SEC and under similarly captioned sections in future filings that we make with the SEC under the Exchange Act.

v

SUMMARY

        This summary highlights selected information about us and this Exchange Offer from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that may be important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the Exchange Notes and the Exchange Offer. As used in this prospectus, unless otherwise indicated, "Tennant", "the Company", "we", "our" and "us" are used interchangeably to refer to Tennant Company or to Tennant Company and its consolidated subsidiaries, as appropriate to the context.

 Tennant Company

        Tennant, founded in 1870 and incorporated in 1909, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, significantly reduce environmental impact and help create a cleaner, safer, healthier world. Tennant is committed to creating and commercializing breakthrough, sustainable cleaning innovations to enhance its broad suite of products, including: floor maintenance and outdoor cleaning equipment, detergent-free and other sustainable cleaning technologies, aftermarket parts and consumables, equipment maintenance and repair service, specialty surface coatings and asset management solutions. Tennant products are used in many types of environments including: Retail establishments, distribution centers, factories and warehouses, public venues such as arenas and stadiums, office buildings, schools and universities, hospitals and clinics, parking lots and streets and more. Customers include contract cleaners to whom organizations outsource facilities maintenance, as well as businesses that perform facilities maintenance themselves. The Company reaches these customers through the industry's largest direct sales and service organization and through a strong and well-supported network of authorized distributors worldwide.

        We are a Minnesota corporation and our principal executive offices are located at 701 North Lilac Drive, P.O. Box 1452, Minneapolis, Minnesota 55440. Our telephone number is (763) 540-1200. This prospectus contains summaries believed to be accurate with respect to certain documents, but reference is made to the actual documents themselves for complete information. All such summaries are qualified in their entirety by such reference. To obtain timely delivery, you must request the information incorporated by reference herein no later than five business days before the Expiration Date (as defined below) of the Exchange Offer. We will, upon request, provide without charge to each person to whom this prospectus is delivered a copy of any or all of the documents incorporated or deemed to be incorporated by reference into this prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into this prospectus). See "Where You Can Find More Information".

        At September 30, 2017, our senior secured credit facilities, or the Senior Secured Credit Facilities, consisted of a $200 million senior secured revolving credit facility and $75 million outstanding in connection with a senior secured term loan. The Senior Secured Credit Facilities are secured by a security interest in substantially all of the personal property of Tennant Company and a pledge of the stock of our domestic subsidiaries and 65% of the stock of our first tier foreign subsidiaries. The Senior Secured Credit Facilities are guaranteed by two of our subsidiaries that will also guaranty the Exchange Notes. The guarantors have also provided the lenders under the Senior Secured Credit Facilities with a security interest in their similar personal property.

SUMMARY OF THE EXCHANGE OFFER

        On April 18, 2017, we completed a private offering of $300,000,000 aggregate principal amount of 5.625% Senior Notes due 2025, which were issued on April 18, 2017, and which we refer to as the "Restricted Notes". As part of that offering, we entered into a registration rights agreement with the representatives of the initial purchasers of those Restricted Notes in which we agreed to use our commercially reasonable efforts to complete an exchange offer for such Restricted Notes in compliance with applicable securities laws. See "The Exchange Offer—Purpose of the Exchange Offer".

        The following is a brief summary of certain terms of the Exchange Offer and the principal terms of the Exchange Notes. It may not contain all the information that is important to you. For additional information regarding the Exchange Offer and the Exchange Notes, see "The Exchange Offer" and "Description of the Exchange Notes".

Issuer	Tennant Company.
Restricted Notes	$300,000,000 in aggregate principal amount of 5.625% Senior Notes due 2025.
Exchange Notes	$300,000,000 in aggregate principal amount of 5.625% Senior Notes due 2025.
The Exchange Notes have been registered under the Securities Act.

The form and terms of the Exchange Notes are identical in all material respects to those of the Restricted Notes, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes do not apply to the Exchange Notes.

In addition, the Exchange Notes bear different CUSIP and ISIN numbers than the corresponding series of Restricted Notes.
The Exchange Offer

We are offering to exchange up to $300,000,000 aggregate principal amount of the Restricted Notes for a like aggregate principal amount of the Exchange Notes to satisfy certain of our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon the exemption from registration provided by Section 4(a)(2) and Regulation S of the Securities Act.

The Restricted Notes may only be tendered in minimum denominations of $2,000 in principal amount or in integral multiples of $1,000 in excess thereof. See "The Exchange Offer—Terms of the Exchange Offer".

In order to exchange the Restricted Notes, you must follow the required procedures and we must accept the Restricted Notes for exchange. We will exchange all Restricted Notes validly tendered and not validly withdrawn prior to the Expiration Date (as defined below) of the Exchange Offer. See "The Exchange Offer".

Expiration Date; Tenders

The Exchange Offer will expire at 5:00 p.m., New York City Time, on February 21, 2018, unless extended by us (such date and time, as they may be extended, the "Expiration Date"). By tendering your Restricted Notes, you represent to us that:

• you are not an "affiliate", as defined in Rule 405 under the Securities Act, of ours;

•

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes;

• you are acquiring the Exchange Notes in your ordinary course of business; and

•

if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined under the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution".

Withdrawal	You may withdraw any Restricted Notes tendered in the Exchange Offer at any time prior to the Expiration Date. See "The Exchange Offer—Withdrawal Rights".
Interest on the Exchange Notes and the Restricted Notes

Each Exchange Note will bear interest at the rate per annum of 5.625% from the most recent date, if any, to which interest has been paid on the Restricted Notes. The interest on the Exchange Notes will be payable semi-annually on May 1 and November 1 of each year. No interest will be paid on Restricted Notes that are tendered and accepted for exchange following their acceptance for exchange.

Conditions to the Exchange Offer

The Exchange Offer is subject to customary conditions, which we may waive. The Exchange Offer is not conditioned upon the tender of any minimum principal amount of outstanding Restricted Notes. See "The Exchange Offer—Conditions to the Exchange Offer".

Procedures for Tendering Restricted Notes	You must do the following on or prior to the expiration or termination of the Exchange Offer to participate in the Exchange Offer:

•

tender your Restricted Notes by sending the certificates for your Restricted Notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to Wells Fargo Bank, National Association, as Exchange Agent, at one of the addresses listed below under the caption "The Exchange Offer—Exchange Agent"; or

•

tender your Restricted Notes by using the book-entry transfer procedures described below and sending a properly completed and duly executed letter of transmittal, with any required signature guarantees, or causing to be delivered an agent's message instead of the letter of transmittal, to the Exchange Agent. In order for a book-entry transfer to constitute a valid tender of your Restricted Notes in the Exchange Offer, Wells Fargo Bank, National Association, as Exchange Agent, must receive a confirmation of book-entry transfer of your Restricted Notes into the Exchange Agent's account at The Depository Trust Company ("DTC") prior to the expiration or termination of the Exchange Offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent's message, see the discussion below under the caption "The Exchange Offer—Book-Entry Transfers".

For more information on the procedures for tendering the Restricted Notes, see the discussion under the caption "The Exchange Offer—Procedures for Tendering Restricted Notes".
Special Procedures for Beneficial Owners

If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the Exchange Offer, you should promptly contact the person in whose name the Restricted Notes are registered and instruct that person to tender your Restricted Notes on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the Exchange Agent's account. If you wish to tender your Restricted Notes in the Exchange Offer on your own behalf, prior to completing and executing the letter of transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offer.
Exchange Agent

Wells Fargo Bank, National Association is the "Exchange Agent" for the Exchange Offer. You can find the address, telephone number and e-mail address of the Exchange Agent below under the caption "The Exchange Offer—Exchange Agent". Wells Fargo Bank, National Association is also the trustee under the Indenture governing the Restricted Notes and Exchange Notes.

Resales

Based on interpretations by the SEC staff, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer pursuant to this prospectus may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

• you are not an "affiliate" of ours, as defined in Rule 405 under the Securities Act;
• you are acquiring the Exchange Notes in your ordinary course of business; and

•

you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers making exchange offers similar to ours. We cannot guarantee the SEC would make a similar decision about our Exchange Offer. If our belief is wrong, you could incur liability under the Securities Act. We will not indemnify or otherwise protect you against any loss incurred as a result of this liability under the Securities Act.

If you are an "affiliate" of ours, as defined in Rule 405 under the Securities Act, participate or intend to participate in or have any arrangement or understanding with any person to participate in the "distribution", as defined in the Securities Act, of the Exchange Notes:

• you cannot rely on the applicable interpretations of the staff of the SEC;
• you will not be entitled to participate in the Exchange Offer; and
• you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction of the Exchange Notes.

See the discussion below under the caption "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes" for more information.
Broker-Dealer

Each broker or dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the Exchange Offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes.

Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

•

may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

• must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Under the registration rights agreement, we have agreed to make available a prospectus in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer for the period beginning when the Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Restricted Notes. See "Plan of Distribution".

Registration Rights Agreement

When we issued the Restricted Notes on April 18, 2017 (the "Issue Date"), we entered into a registration rights agreement with the representatives of the initial purchasers of the Restricted Notes, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, to:

•

at our own expense, file a registration statement with respect to a registered offer (the "Exchange Offer Registration Statement") to exchange the Restricted Notes for the Exchange Notes with terms substantially identical in all material respects with the Restricted Notes (except that the Exchange Notes will not contain terms with respect to additional interest, registration rights or transfer restrictions);

• use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act; and
• Complete the Exchange Offer within 360 days following the date on which the Restricted Notes were initially issued.

If (i) we have not exchanged the Exchange Notes for all Restricted Notes validly tendered in accordance with the terms of an exchange offer on or before the 360th day after the Issue Date or, if applicable, (ii) a shelf registration statement covering resales of the Restricted Notes has not been filed or declared effective within 360 days from the Issue Date or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions) (each, a "Registration Default") then additional interest shall accrue on the principal amount of the Restricted Notes at a rate of 0.25% per annum for the first 90 day period immediately following the occurrence of such Registration Default and by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum additional rate of 1.00% per annum thereafter, until the Registration Default has been cured.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See "The Exchange Offer—Purpose of the Exchange Offer".

Consequences of Failure to Exchange

Restricted Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, be returned to the tendering holder, remain outstanding and continue to be subject to their existing terms. See "Risk Factors" and "The Exchange Offer—Terms of the Exchange Offer". Following the completion of the Exchange Offer, we will have no obligation to exchange Restricted Notes for Exchange Notes.

The trading market for Restricted Notes not exchanged in the Exchange Offer may be more limited than it is at present. Therefore, if your Restricted Notes are not tendered and accepted in the Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Restricted Notes.

Regulatory Requirements

We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the Exchange Offer, other than the notice of effectiveness under the Securities Act of the registration statement pursuant to which the Exchange Offer is being made.

Material Tax Considerations

The exchange of Restricted Notes for Exchange Notes pursuant to the Exchange Offer generally will not be a taxable event for U.S. federal income tax purposes. You should consult your own tax advisor to determine the U.S. federal, state and other tax consequences of exchange of the Restricted Notes for the Exchange Notes. See "Material U.S. Federal Income Tax Consequences".

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Restricted Notes as reflected in our accounting records on the date of the exchange, plus or minus any new premiums or discounts associated with the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer, except for the recognition of certain fees and expenses incurred in connection with the Exchange Offer, which will be expensed as incurred. See "The Exchange Offer—Accounting Treatment".

SUMMARY DESCRIPTION OF THE EXCHANGE NOTES

        The summary below describes the principal terms of the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The Exchange Notes, together with the Restricted Notes, are referred to together as the Notes. The "Description of the Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the Exchange Notes.

Issuer	Tennant Company.
Exchange Notes Offered	$300,000,000 in aggregate principal amount of 5.625% Senior Notes due 2025.
Maturity Date	May 1, 2025.
Interest Payment Dates	Semi-annually on May 1 and November 1 of each year, commencing May 1, 2018.

Interest on the Exchange Notes will accrue from the most recent date to which interest on the Restricted Notes has been paid or, if no interest has been paid on the Restricted Notes, from and including the date of issuance to but excluding the actual interest payment date.

Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.
Interest Rates	The Exchange Notes will bear interest at a rate of 5.625% per annum.
Guarantees

The Exchange Notes will initially be, jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis, by each of the Issuer's subsidiaries that is a borrower, or guarantees indebtedness, under the Senior Secured Credit Facilities or guarantees certain capital markets indebtedness. See "Description of the Exchange Notes—Guarantees".

Ranking

The Exchange Notes and the guarantees will be senior unsecured obligations, ranking pari passu in right of payment with all other senior unsecured obligations of the Issuer and the guarantors, respectively. The Exchange Notes and the guarantees, respectively, will be effectively subordinated to all of the Issuer's and the guarantors' obligations that are secured, including borrowings under the Senior Secured Credit Facilities for so long as the Senior Secured Credit Facilities are secured, to the extent of the value of the assets securing such obligations. The Exchange Notes and the guarantees will be structurally subordinated to all of the liabilities of the Issuer's subsidiaries that do not guarantee the Exchange Notes. See "Description of the Exchange Notes".

Optional Redemption

On or after May 1, 2020, we may redeem the Exchange Notes, in whole or in part, at any time and from time to time at the redemption prices described in the section "Description of the Exchange Notes—Redemption—Optional Redemption", plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, we may redeem up to 35% of the aggregate principal amount of the Exchange Notes at any time and from time to time before May 1, 2020, with an amount of cash up to the net proceeds of certain equity offerings at a redemption price of 105.625% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date. We may also redeem the Exchange Notes, in whole or in part, at any time and from time to time before May 1, 2020 at a redemption price of 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a "make whole" premium. See "Description of the Exchange Notes—Optional Redemption".

Change of Control

If we experience certain kinds of changes of control, we may be required to repurchase the Exchange Notes at a price equal to 101% of the principal amount of the Exchange Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See "Description of the Exchange Notes—Change of Control".

Mandatory Offer to Repurchase Following Certain Assets Sales

If we make certain asset sales and do not use the net proceeds for specified purposes, we may be required to offer to repurchase the Exchange Notes at a price equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. For more details, see "Description of the Exchange Notes—Certain Covenants—Limitation on Asset Sales".

Certain Covenants	The Exchange Notes will be issued under the Indenture governing our Restricted Notes which contains covenants that limit, among other things, the Issuer's and its restricted subsidiaries' ability to:
• incur additional indebtedness (including guarantees thereof);
• incur or create liens on their assets securing indebtedness;
• make certain restricted payments;
• make certain investments;
• dispose of certain assets;
• allow to exist certain restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to the Issuer;
• engage in certain transactions with affiliates; and
• consolidate or merge with or into other companies

These covenants are subject to a number of important limitations and exceptions. See "Description of the Exchange Notes—Certain Covenants".
Absence of Market

The Exchange Notes are a new issue of securities with no established trading market. We currently have no intention to apply to list the Exchange Notes on any securities exchange or to seek their admission to trading on any automated quotation system. Accordingly, we cannot provide assurance as to the development or liquidity of any market for the Exchange Notes. See "Risk Factors—Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes".

Events of Default	For a discussion of events that will permit acceleration of the payment of the principal of and accrued interest on the Exchange Notes, see "Description of the Exchange Notes—Events of Default".
Governing Law	The Indenture and the Exchange Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Trustee	Wells Fargo Bank, National Association.
Tax Consequences

For a discussion of the material U.S. federal income tax consequences of exchange of the Restricted Notes for the Exchange Notes, see "Material U.S. Federal Income Tax Consequences". You should consult your own tax advisor to determine the U.S. federal, state and other tax consequences of exchange of the Restricted Notes for the Exchange Notes.

Risk Factors	See "Risk Factors" for a discussion of factors that should be considered before tendering Restricted Notes in the Exchange Offer.

RISK FACTORS

        You should consider carefully the following risks relating to the Exchange Offer and the Exchange Notes, together with the risks and uncertainties discussed under "Cautionary Statement Regarding Forward-Looking Statements" and the other information included or incorporated by reference in this prospectus, including the information under the heading "Risk Factors" in our annual report on Form 10-K for the fiscal year ended December 31, 2016, and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, before deciding whether to tender your Restricted Notes in the Exchange Offer.

The Exchange Notes will be structurally subordinated to all indebtedness and other liabilities and preferred stock of our non-guarantor subsidiaries.

        Not all of the Issuer's subsidiaries will guarantee the Exchange Notes. The Exchange Notes will be guaranteed by each of the Issuer's existing and future direct and indirect domestic restricted subsidiaries that guarantee the Issuer's obligations under the Senior Secured Credit Facilities. The Exchange Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the Exchange Notes. Any right that we or the subsidiary guarantors have to receive any assets of any of our non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of the notes to realize proceeds from the sale of any of those subsidiaries' assets, will be structurally subordinated to the claims of those subsidiaries' creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us.

Collectively, the indenture governing the Restricted Notes and the Exchange Notes and certain of our financing agreements, including the Senior Secured Credit Facilities, contain various covenants that limit the discretion of our management in operating our business and could prevent us from engaging in some beneficial activities. The Exchange Notes will not have the benefit of all of these covenants.

        Our Senior Secured Credit Facilities limits our ability to, among other things, issue debt and certain preferred stock, merge and create or permit to exist liens. In addition, the indenture governing the Restricted Notes and the Exchange Notes also limits our ability to enter into certain mergers and create or permit to exist certain liens.

        A failure to comply with the covenants contained in our Senior Secured Credit Facilities or the indenture governing the Restricted Notes and Exchange Notes could result in an event of default under the Senior Secured Credit Facilities or the Restricted Notes and the Exchange Notes that, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In the event of any default under our Senior Secured Credit Facilities, the lenders thereunder would not be required to lend any additional amounts to us and:

  •
  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

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  could require us to apply all of our available cash to repay these borrowings; or

  •
  could prevent us from making debt service payments on the Exchange Notes, any of which could result in an Event of Default under the Exchange Notes.

        If the indebtedness under our Credit Facility or our other indebtedness, including the Exchange Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full.

The Exchange Notes are unsecured and are effectively subordinated to our secured indebtedness.

        If Tennant or any of our subsidiaries becomes insolvent or is liquidated, or if payment under any of our secured debt obligations is accelerated, the secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the Exchange Notes offered under this prospectus. As a result, the Exchange Notes are effectively subordinated to our secured indebtedness to the extent of the value of the assets securing that indebtedness or the amount of indebtedness secured by those assets. Therefore, the holders of the Exchange Notes may recover ratably less than the lenders of our secured debt in the event of our bankruptcy or liquidation. At September 30, 2017, the Company and its subsidiaries had $395.0 million of debt on a consolidated basis (excluding debt issuance costs and capital lease obligations), of which $95.0 million was secured debt.

Your right to receive payments on the Exchange Notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. At September 30, 2017, our non-guarantor subsidiaries had approximately $175.2 million of outstanding indebtedness and other liabilities, including trade payables but excluding intercompany liabilities. Our subsidiaries may incur substantial additional indebtedness.

We may not be able to purchase your Exchange Notes upon a change of control repurchase event.

        Upon certain events constituting a change of control, as that term will be defined in the indenture that will govern the Exchange Notes, including a change of control caused by an unsolicited third party, the Issuer will be required to make an offer in cash to repurchase all or any part of each holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. We cannot assure you that sufficient funds will be available at the time of any change of control event to repurchase all tendered Exchange Notes pursuant to this requirement. The Issuer's failure to offer to repurchase Exchange Notes, or to repurchase Exchange Notes tendered, following a change of control will result in a default under the indenture that will govern the Exchange Notes, which could lead to a cross default under the credit agreement governing the Senior Secured Credit Facilities. Prior to repurchasing the notes on a change of control event, we may have to repay outstanding debt under the credit agreement governing the Senior Secured Credit Facilities or obtain the consent of the lenders under such facility. If we do not obtain the required consents or repay our outstanding debt under the Senior Secured Credit Facilities, we would remain effectively prohibited from offering to repurchase the notes. See "Description of the Exchange Notes—Change of Control" for additional information.

Any Restricted Notes that are not exchanged will continue to be restricted securities and, following completion of the Exchange Offer, will have a less liquid trading market.

        If you do not exchange your Restricted Notes for the Exchange Notes in the Exchange Offer, you will continue to be subject to the restrictions on transfer applicable to the Restricted Notes. The restrictions on transfer of your Restricted Notes arise because we issued the Restricted Notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the Restricted Notes if the resale is registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not plan to register the resale of the Restricted

Notes under the Securities Act. For further information regarding the consequences of tendering your Restricted Notes in the Exchange Offer, see the discussion below under the caption "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes".

        Because we anticipate that most holders of Restricted Notes will elect to exchange their Restricted Notes, we expect that the liquidity of the market for any Restricted Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Restricted Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Restricted Notes outstanding. Following the Exchange Offer, if you do not tender your Restricted Notes, you generally will not have any further registration rights, and your Restricted Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Restricted Notes could be adversely affected by the Exchange Offer.

The consideration to be received in the Exchange Offer does not reflect any valuation of the Restricted Notes or the Exchange Notes and is subject to market volatility, and none of Tennant, the Exchange Agent, the Trustee, or any other person is making a recommendation as to whether you should tender your Restricted Notes in the Exchange Offer.

        We have not made, and will not make, any determination that the consideration to be received in the Exchange Offer represents a fair valuation of either the Exchange Notes or the Restricted Notes. We have not obtained or requested a fairness opinion from any banking or other firm as to the fairness of the exchange ratio or the relative values of the Restricted Notes and the Exchange Notes. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Restricted Notes for purposes of negotiating the terms of this Exchange Offer or the Exchange Notes. Therefore, if you tender your Restricted Notes, you may not receive more, or as much, value as if you chose to keep them.

        None of Tennant, the Exchange Agent, the Trustee, or any other person is making any recommendation as to whether you should tender your Restricted Notes for exchange in the Exchange Offer. Holders of Restricted Notes must make their own independent decisions regarding their participation in the Exchange Offer.

Redemption may adversely affect your return on the Exchange Notes.

        The Exchange Notes are redeemable at any time at our option, and therefore we may choose to redeem some or all of the Exchange Notes, including at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on your Exchange Notes being redeemed. See "Description of the Exchange Notes—Redemption—Optional Redemption".

Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and an active trading market may not develop for the Exchange Notes.

        The Exchange Notes will be a new issue of securities for which there is no established trading market. We do not intend to list the Exchange Notes on any national securities exchange or include the Exchange Notes in any automated quotation system. Certain of the initial purchasers of the Restricted Notes advised us that they intend to make a market in the Restricted Notes, as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the Restricted Notes nor in the Exchange Notes and, if commenced, may discontinue their market-making activities at any time without notice. Therefore, an active market for the Exchange Notes may not develop or be maintained, which would adversely affect the market price and liquidity of the Exchange

Notes. In that case, the noteholders may not be able to sell their Exchange Notes at a particular time or at a favorable price, if at all.

The ability of a broker-dealer to transfer the Exchange Notes may be restricted.

        A broker-dealer that acquired the Restricted Notes for its own account as a result of market-making activities or other trading activities must comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

You must comply with the Exchange Offer procedures in order to receive new, freely tradable Exchange Notes.

        Delivery of the Exchange Notes in exchange for the Restricted Notes tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the exchange agent of the following:

  •
  certificates for Restricted Notes or a book-entry confirmation of a book-entry transfer of Restricted Notes into the exchange agent's account at DTC, New York, New York as depository, including an agent's message (as defined herein) if the tendering holder does not deliver a letter of transmittal;

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  a completed and signed letter of transmittal (or facsimile thereof), with any required signature guarantees, or an agent's message in lieu of the letter of transmittal; and

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  any other documents required by the letter of transmittal.

        Therefore, holders of Restricted Notes who would like to tender Restricted Notes in exchange for Exchange Notes should allow enough time for the Restricted Notes to be delivered on time. We are not required to notify you of defects or irregularities in tenders of the Restricted Notes for exchange. The Restricted Notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the Exchange Offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the Exchange Offer, certain registration and other rights under the registration rights agreement will terminate. See "The Exchange Offer—Procedures for Tendering Restricted Notes" and "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Notes".

Some holders who exchange their Restricted Notes may be deemed to be underwriters, and these holders will be required to comply with the registration and prospectus delivery requirements in connection with any resale transaction.

        If you exchange your Restricted Notes in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table shows the ratios of earnings to fixed charges of Tennant for the periods indicated.

	Nine Months Ended September 30,	Year Ended December 31
	2017	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges		47.0	33.0	37.3	31.8	23.0
Deficiency of earnings available to cover fixed charges (in thousands)	$2,604

        Refer to Exhibit 12 of this registration statement for the computation of these ratios and deficiency of earnings available to cover fixed charges.

 USE OF PROCEEDS

        The Exchange Offer is intended to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the Restricted Notes. We will not receive any cash proceeds from the Exchange Offer. The Restricted Notes exchanged in connection with the Exchange Offer will be retired and cancelled and will not be reissued. Accordingly, issuance of the Exchange Notes will not result in any change in our indebtedness other than to the extent that we incur any indebtedness in connection with the payment of expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and accounting and legal fees.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        When we issued the Restricted Notes on April 18, 2017, we entered into a registration rights agreement with the representatives of the initial purchasers of the Restricted Notes, pursuant to which we agreed, for the benefit of the holders of the Restricted Notes, at our cost, to use commercially reasonable efforts to:

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  at our own expense, file the Exchange Offer Registration Statement to exchange the Restricted Notes for the Exchange Notes with terms substantially identical in all material respects with the Restricted Notes (except that the exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions);

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  use all commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective by the SEC under the Securities Act; and

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  Complete the Exchange Offer within 360 days following the date on which the Restricted Notes were initially issued.

        If (i) we have not exchanged the Exchange Notes for all Restricted Notes validly tendered in accordance with the terms of an exchange offer on or before the 360th day after the Issue Date or, if applicable, (ii) a shelf registration statement covering resales of the Restricted Notes has not been filed or declared effective within 360 days from the Issue Date or such shelf registration statement ceases to be effective at any time during the shelf registration period (subject to certain exceptions) then additional interest shall accrue on the principal amount of the Restricted Notes at a rate of 0.25% per annum for the first 90 day period immediately following the occurrence of such registration default and by an additional 0.25% per annum with respect to each subsequent 90 day period, up to a maximum additional rate of 1.00% per annum thereafter, until the registration default has been cured. We are making the Exchange Offer in reliance on the position of the SEC as described in previous no-action letters issued to third parties, including in Exxon Capital Holdings Corporation (April 13, 1988), Morgan Stanley & Co., Inc. (June 5, 1991), Shearman & Sterling (July 2, 1993) and similar no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations by the SEC, we believe that a holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer generally may offer the Exchange Notes for resale, sell the Exchange Notes and otherwise transfer the Exchange Notes without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. The preceding sentence does not apply, however, to a holder who is our "affiliate" within the meaning of Rule 405 of the Securities Act. We also believe that a holder may offer, sell or transfer the Exchange Notes only if the holder acknowledges that the holder is acquiring the Exchange Notes in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a "distribution", as defined in the Securities Act, of the Exchange Notes. We have not entered into any arrangement or understanding with any person who will receive Exchange Notes in the Exchange Offer to distribute such Exchange Notes following completion of the Exchange Offer, and, to the best of our information and belief, we are not aware of any person that will participate in the Exchange Offer with a view to distribute the Exchange Notes. A holder who exchanges Restricted Notes for Exchange Notes in the Exchange Offer for the purpose of distributing such Exchange Notes cannot rely on the interpretations of the staff of the SEC in the aforementioned no-action letters, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale of the Exchange Notes and must be identified as an underwriter in the prospectus.

        Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes and that it has not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined under the Securities Act, of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution".

        The summary herein of certain provisions of the registration rights agreement does not purport to be complete, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

        We are offering holders of the Restricted Notes the opportunity to exchange their Restricted Notes for Exchange Notes in the manner described in this prospectus and the accompanying Letter of Transmittal.

        Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange the Restricted Notes which are properly tendered on or prior to the Expiration Date and not validly withdrawn as permitted below. The Exchange Offer will expire at 5:00 p.m., New York City Time, on February 21, 2018, unless extended by us (such date and time, as they may be extended, the "Expiration Date").

        The terms of the Exchange Notes will be substantially identical to the terms of the Restricted Notes, except that the Exchange Notes will not contain terms with respect to additional interest for failure to fulfill certain of our obligations under the registration rights agreement and transfer restrictions. The Exchange Notes will evidence the same debt as the Restricted Notes. The Exchange Notes will be issued under and entitled to the benefits of the same indenture under which the outstanding Restricted Notes were issued. The Exchange Notes and the Restricted Notes will constitute a single class for all purposes under the indenture governing the notes. For a description of the indenture governing the notes, please see "Description of the Exchange Notes".

        The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Restricted Notes being tendered for exchange.

        As of the date of this prospectus, $300,000,000 aggregate principal amount of the Restricted Notes are outstanding. This prospectus, together with the Letter of Transmittal, is first being sent on or about the date hereof to all holders of the Restricted Notes known to us.

        We expressly reserve the right, at any time prior to the expiration of the Exchange Offer, to extend the period of time during which the Exchange Offer is open and delay acceptance for exchange of any Restricted Notes, by giving oral or written notice of such extension to holders thereof as described below. During any such extension, all the Restricted Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us. Any Restricted Notes not accepted for exchange for any reason will be returned without expense to an account maintained with DTC promptly upon expiration or termination of the Exchange Offer.

        The Restricted Notes tendered in the Exchange Offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

        We expressly reserve the right to amend or terminate the Exchange Offer, and not to accept for exchange any Restricted Notes, upon the occurrence of any of the conditions of the Exchange Offer specified under "—Conditions to the Exchange Offer". We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Notes as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 AM, New York City Time, on the next business day after the previously scheduled Expiration Date.

Procedures for Tendering Restricted Notes

        The tender to us of Restricted Notes by you as set forth below and our acceptance of the Restricted Notes will constitute a binding agreement between us and you upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal. Except as set forth below, to tender Restricted Notes for exchange pursuant to the Exchange Offer, you must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal or, in the case of a book-entry transfer, an agent's message in lieu of such Letter of Transmittal, to Wells Fargo Bank, National Association, as Exchange Agent, at the address set forth below under "—Exchange Agent" on or prior to the expiration date. In addition, either:

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  certificates for such Restricted Notes must be received by the Exchange Agent along with the Letter of Transmittal; or

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  a timely confirmation of a book-entry transfer (a "book-entry confirmation") of such Restricted Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer must be received by the Exchange Agent, prior to the Expiration Date, with the Letter of Transmittal or an agent's message in lieu of such Letter of Transmittal.

        The term "agent's message" means a message, transmitted by DTC to and received by the Exchange Agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the Letter of Transmittal.

        The method of delivery of Restricted Notes, letters of transmittal and all other required documents is at your election and risk. If such delivery is by mail, it is recommended that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letter of transmittal or Restricted Notes should be sent to us.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Restricted Notes surrendered for exchange are tendered:

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  by a holder of the Restricted Notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal; or

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  for the account of an eligible institution (as defined below).

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantees must be by a firm which is a member of the Securities Transfer Agent Medallion Program, the Stock Exchanges Medallion Program or the New York Stock Exchange Medallion Program (each such entity being hereinafter referred to as an "eligible institution"). If Restricted Notes are registered in the name of a person other than the signer of the Letter of Transmittal, the Restricted Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as we or the Exchange Agent determine in our sole discretion, duly executed by, the registered holders with the signature thereon guaranteed by an eligible institution.

        If the Letter of Transmittal is signed by a person or persons other than the registered holder or holders of Restricted Notes, such Restricted Notes must be endorsed or accompanied by powers of attorney signed exactly as the name(s) of the registered holder(s) that appear on the Restricted Notes.

        If the Letter of Transmittal or any Restricted Notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

        If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your Restricted Notes, you should promptly instruct the registered holder to tender such Restricted Notes on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Restricted Notes by causing DTC to transfer the Restricted Notes into the Exchange Agent's account.

        If you wish to tender your Restricted Notes in the Exchange Offer on your own behalf, prior to completing and executing the Letter of Transmittal and delivering your Restricted Notes, you must either make appropriate arrangements to register ownership of the Restricted Notes in your name with DTC or obtain a properly completed note power from the person in whose name the Restricted Notes are registered.

        We or the Exchange Agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Restricted Notes tendered for exchange. We reserve the absolute right to reject any and all tenders not properly tendered or to not accept any tender which acceptance might, in our judgment or our counsel's, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to any individual tender before the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender the Restricted Notes in the Exchange Offer). Our or the Exchange Agent's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) as to any particular tender either before or after the Expiration Date will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of the Restricted Notes for exchange must be cured within a reasonable period of time, as we determine. We are not nor is the Exchange Agent or any other person under any duty to notify you of any defect or irregularity with respect to your tender of the Restricted Notes for exchange, and no one will be liable for failing to provide such notification.

        By tendering the Restricted Notes, you represent to us that: (i) you are not our "affiliate," as defined in Rule 405 under the Securities Act, (ii) you are not participating, and do not intend to participate, and have no arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes to be issued in the exchange offer, (iii) you are acquiring the Exchange Notes in your ordinary course of business and (iv) if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for the Restricted Notes that were acquired by you as a result of your market-making or other trading activities, you will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes you receive and you have not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution".

        If any holder or other person is an "affiliate" of ours, as defined in Rule 405 under the Securities Act, or is participating, or intends to participate, or has an arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Notes in the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives the Exchange Notes for its own account in exchange for the Restricted Notes, where the Restricted Notes were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act (other than in connection with a resale of an unsold allotment from the original sale of the Restricted Notes).

        Furthermore, any broker-dealer that acquired any of its Restricted Notes directly from us:

  •
  may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        By delivering a letter of transmittal or an agent's message, a holder or a beneficial owner (whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) will have or will be deemed to have irrevocably appointed the Exchange Agent as its agent and attorney-in-fact (with full knowledge that the Exchange Agent is also acting as an agent for us in connection with the Exchange Offer) with respect to the Restricted Notes, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Notes, in accordance with the terms and conditions of the Exchange Offer.

        Each holder or beneficial owner will also have or be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Notes it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Notes, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Notes tendered are not subject to any adverse claims or proxies. Each holder and beneficial owner, by tendering its Restricted Notes, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to the Exchange Offer, we will accept, promptly upon the Expiration Date, all the Restricted Notes properly tendered and not validly withdrawn and will issue the Exchange Notes promptly after acceptance of the Restricted Notes. See "—Conditions to the Exchange Offer".

        For purposes of the Exchange Offer, we will be deemed to have accepted properly tendered Restricted Notes for exchange if and when we give oral (confirmed in writing) or written notice to the Exchange Agent.

        The holder of each Restricted Note accepted for exchange will receive an Exchange Note in an amount equal to the principal amount of the surrendered Restricted Note. Holders of the Exchange Notes on the relevant record date for the first interest payment date following the consummation of the Exchange Offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Notes or, if no interest has been paid, from the issue date of the Restricted Notes. Holders of the Exchange Notes will not receive any payment in respect of accrued interest on the Restricted Notes otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the Exchange Offer. Interest on the Restricted Notes accepted for exchange will cease to accrue upon the issuance of the Exchange Notes.

        In all cases, issuance of the Exchange Notes for the Restricted Notes that are accepted for exchange will be made only after timely receipt by the Exchange Agent of an agent's message and a timely confirmation of book-entry transfer of the Restricted Notes into the Exchange Agent's account at DTC.

        If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if the Restricted Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Restricted Notes will be returned without expense to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the Exchange Agent's account at DTC pursuant to the book-entry procedures described below, an account maintained by the holder or on the holder's behalf with DTC promptly upon the expiration or termination of the Exchange Offer.

Book-Entry Transfers

        The Exchange Agent will make a request to establish an account for the Restricted Notes at DTC for purposes of the Exchange Offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems may make book-entry delivery of the Restricted Notes by causing DTC to transfer those Restricted Notes into the Exchange Agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Notes into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of this book-entry transfer. A tender of Restricted Notes through a book-entry transfer into the Exchange Agent's account will only be effective if an agent's message or the Letter of Transmittal with any required signature guarantees and any other required documents are transmitted to and received or confirmed by the Exchange Agent at the address set forth below under the caption "—Exchange Agent", prior to 5:00 p.m., New York City Time, on the Expiration Date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the Exchange Agent.

Withdrawal Rights

        For a withdrawal of a tender of the Restricted Notes to be effective, the Exchange Agent must either:

  •
  receive a valid withdrawal request through the DTC's Automated Tender Offer Program system from the tendering DTC participant before the Expiration Date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Notes in order that such Restricted Notes may be withdrawn; or

  •
  deliver a written notice of withdrawal to the Exchange Agent at one of the addresses set forth under "—Exchange Agent" that specifies (i) the name of the person having tendered the Restricted Notes to be withdrawn; (ii) the Restricted Notes to be withdrawn (including the aggregate principal amount of such Restricted Notes); and (iii) where certificates for the Restricted Notes have been transmitted, the name in which such Restricted Notes are registered, if different from that of the withdrawing holder. If certificates for Restricted Notes have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

        Properly withdrawn Restricted Notes may be re-tendered by following the procedures described under "—Procedures for Tendering Restricted Notes" above at any time on or before 5:00 p.m., New York City Time, on the Expiration Date.

        We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal. Any Restricted Notes so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Notes will be issued unless the Restricted Notes so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the Exchange Offer, we are not required to accept for exchange, or to issue the Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the Exchange Offer, if any of the following events occur prior to the expiration date:

  (a)
  the Exchange Offer violates any applicable law or applicable interpretation of the staff of the SEC; or

  (b)
  there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

  (1)
  seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof, or

  (2)
  resulting in a material delay in our ability to accept for exchange or exchange some or all of the Exchange Notes pursuant to the Exchange Offer;

    or any statute, rule, regulation, order or injunction has been sought, proposed, introduced, enacted, promulgated or deemed applicable to the Exchange Offer or any of the transactions contemplated by the Exchange Offer by any government or governmental authority, domestic or foreign, or any action has been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our sole judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above or, in our reasonable judgment, might result in the holders of the Exchange Notes having obligations with respect to resales and transfers of the Exchange Notes which are greater than those described in the interpretation of the SEC referred to in "—Procedures for Tendering Restricted Notes", or would otherwise make it inadvisable to proceed with the Exchange Offer; or

  (c)
  we have not obtained any governmental approval which we deem necessary for the consummation of the Exchange Offer; or

  (d)
  there has occurred:

  (1)
  any general suspension of, or general limitation on, prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

  (2)
  any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by the Exchange Offer,

    (3)
    a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

    (4)
    a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

  (e)
  any change (or any development involving a prospective change) has occurred or is threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, or we have become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the Restricted Notes or the Exchange Notes;

which, in each case, and regardless of the circumstances (including any action by us) giving rise to any such condition, makes it inadvisable, in our reasonable judgment, to proceed with the Exchange Offer, such acceptance for exchange or such exchange.

        The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which may be asserted at any time.

        In addition, we will not accept for exchange any Restricted Notes tendered, and no Exchange Notes will be issued in exchange for any such Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed Wells Fargo Bank, National Association as the Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or other documents should be directed to the Exchange Agent addressed as follows:

Wells Fargo Bank, National Association, Exchange Agent

By Registered or Certified Mail, Overnight Delivery:
Wells Fargo Bank, N.A.
Corporate Trust Operations
MAC N9300-070
600 Fourth Street South, 7th Floor
Minneapolis, MN 55415

For Information Call:

(800) 344-5128, Option 0, Attention: Bondholder Communications

For Facsimile Transmission (for Eligible Institutions only):
(612) 667-6282

Confirm by E-mail:

bondholdercommunications@wellsfargo.com

        DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

        The Trustee and the Exchange Agent are not responsible for and make no representation as to the validity, accuracy or adequacy of the Prospectus and any of its contents, and are not be responsible for any of our statements or those of any other person in the Prospectus or in any document issued or used in connection with it or the Exchange Offer.

Fees and Expenses

        We will pay the Exchange Agent customary fees for its services, reimburse the Exchange Agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone fees and disbursements to our counsel, application and filing fees and any fees and disbursements to our independent registered public accounting firm. We will not make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

        This solicitation is being made primarily by electronic means. Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the Exchange Agent.

Accounting Treatment

        The Exchange Notes will be recorded at the same carrying value as the Restricted Notes as reflected in our accounting records on the date of the exchange, plus or minus any new premiums or discounts associated with the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the Exchange Offer, except for the recognition of certain fees and expenses incurred in connection with the Exchange Offer, which will be expensed as incurred.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of the Restricted Notes in the Exchange Offer unless you instruct us to register the Exchange Notes in the name of, or request that the Restricted Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder or unless a transfer tax is imposed for any reason other than the exchange of Restricted Notes in connection with the Exchange Offer. In those cases, the tendering holder will be responsible for the payment of any applicable transfer tax. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption therefrom with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Restricted Notes

        The information below concerning specific interpretations of, and positions taken by, the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

        If you do not exchange your Restricted Notes for the Exchange Notes in the Exchange Offer, your Restricted Notes will continue to be subject to the provisions of the Indenture regarding transfer and exchange of the Restricted Notes and the restrictions on transfer of the Restricted Notes imposed by the Securities Act and state securities law. These transfer restrictions are required because the

Restricted Notes were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Notes may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Notes under the Securities Act.

        Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Notes issued in the Exchange Offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

  •
  you are acquiring the Exchange Notes in the ordinary course of your business;

  •
  you are not an "affiliate", as defined in Rule 405 under the Securities Act, of ours; and

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes.

        If you are an "affiliate", as defined in Rule 405 under the Securities Act, of ours, or are participating, or intend to participate, or have any arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes:

  •
  you cannot rely on the applicable interpretations of the staff of the SEC;

  •
  you will not be entitled to participate in the Exchange Offer; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        We do not intend to seek our own interpretation regarding the Exchange Offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Notes as it has in other interpretations to third parties.

        Each holder of the Restricted Notes who wishes to exchange such Restricted Notes for the related Exchange Notes in the Exchange Offer represents that:

  •
  it is acquiring the Exchange Notes in its ordinary course of business;

  •
  it is not our "affiliate", as defined in Rule 405 under the Securities Act;

  •
  it is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in a "distribution", as defined in the Securities Act, of the Exchange Notes to be issued in the Exchange Offer; and

  •
  if it is a broker-dealer, it will receive the Exchange Notes for its own account in exchange for the Restricted Notes that were acquired by it as a result of its market-making or other trading activities, that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes it receives and it has not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined in the Securities Act, of the Exchange Notes. For further information regarding resales of the Exchange Notes by participating broker-dealers, see the discussion under the caption "Plan of Distribution".

        As discussed above, in connection with resales of the Exchange Notes, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes, other than a resale of an unsold allotment from the original sale of the Restricted Notes, with the prospectus contained in the Exchange Offer Registration Statement. Under the registration rights agreement, we have agreed, for a period of 180 days following the expiration of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Notes acquired in the Exchange Offer.

        Neither we nor our board of directors make any recommendation to holders of the Restricted Notes as to whether to tender or refrain from tendering all or any portion of their Restricted Notes pursuant to the Exchange Offer. Moreover, no one has been authorized to make any such recommendation. Holders of the Restricted Notes must make their own decision whether to tender pursuant to the Exchange Offer and, if so, the aggregate amount of the Restricted Notes to tender, after reading this prospectus and the Letter of Transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE EXCHANGE NOTES

        The following is a summary of the material terms and provisions of the Exchange Notes and the Indenture. It does not include all of the terms or provisions of the Indenture. We urge you to read the Indenture because it defines your rights.

        You can find definitions of certain capitalized terms used in this description under "—Certain Definitions". The term "Issuer" refers to Tennant Company, a Minnesota corporation, and not any of its Subsidiaries and the terms "we", "our" and "us" each refer to the Issuer and its Subsidiaries.

        The Issuer does not intend to list the Exchange Notes on any securities exchange. The terms of the Exchange Notes will include those stated in the Indenture and those made part of the Indenture by references to the Trust Indenture Act. Copies of the Indenture and the Registration Rights Agreement may be obtained from the Issuer.

        On the Issue Date, the Issuer will offer to exchange up to $300.0 million aggregate principal amount of outstanding 5.625% Senior Notes due 2025 that were issued in a private offering on April 18, 2017 (the "Restricted Notes"), for a like aggregate principal amount of 5.625% Senior Notes due 2025 (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act") (the "Exchange Offer"). The Exchange Notes will be issued under an indenture (the "Indenture") dated as of April 18, 2017 among the Issuer, the Initial Guarantors and Wells Fargo Bank, National Association, as trustee (the "Trustee"). The Exchange Notes will evidence the same debt as the Restricted Notes and will be issued under the same Indenture, so the Exchange Notes and the Restricted Notes will be treated as a single class of debt securities under such Indenture.

        From and after the Issue Date, the Exchange Notes will be senior unsecured obligations of the Issuer, equal in right of payment to all other senior unsecured obligations of the Issuer. The Exchange Notes and Guarantees will be effectively subordinated to all existing and future secured debt of the Issuer and the Guarantors, to the extent of the assets securing such debt, including Indebtedness under the Existing Credit Facilities for so long as the Existing Credit Facilities are secured. Exchange Notes and Guarantees will also be structurally subordinated to any debt, preferred stock obligations and other liabilities of the Issuer's Subsidiaries that are not Guarantors. Exchange Notes and the Guarantees will be senior in right of payment to all future Indebtedness, if any, of the Issuer and the Guarantors that is, by its terms, expressly subordinated in right of payment to the Exchange Notes and the Guarantees.

        As of September 30, 2017, we had approximately $395.0 million of total debt (excluding debt issuance costs and capital lease obligations), consisting of $95.0 million under the Senior Secured Credit Facilities and $300.0 million of Restricted Notes previously issued, and we had $175.3 million of availability under the Senior Secured Credit Facilities after giving effect to the $4.7 million of letters of credit outstanding. As of September 30, 2017, our subsidiaries that will not be guarantors of the Exchange Notes following the consummation of the Acquisition had $175.2 million of liabilities (to which the Exchange Notes would have been structurally subordinated) and $724.3 million of assets, excluding intercompany balances.

        The Issuer will issue the Exchange Notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Trustee will initially act as paying agent and registrar for the Exchange Notes. The Exchange Notes may be presented for registration or transfer and exchange at the corporate trust office of the registrar. The Issuer may change any paying agent and registrar without notice to holders of the Exchange Notes (the "Holders"). The Issuer will pay principal (and premium, if any) on the Exchange Notes at the Trustee's corporate trust office. If the Exchange Notes are in certificated form, at the Issuer's option, interest may be paid at the Trustee's corporate trust office or by check mailed to the registered address of Holders. If the Exchange Notes are in global form, payment will be made to the Depository Trust Company ("DTC"). DTC requires payment by wire in immediately available funds.

PRINCIPAL, MATURITY AND INTEREST

        The Exchange Notes will mature on May 1, 2025. The Exchange Notes will initially be limited to $300.0 million in aggregate principal amount issued in connection with the Exchange Offer. Additional notes (the "Additional Notes") may be issued from time to time, without consent of holders, subject to the limitations set forth under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness". The Restricted Notes, Exchange Notes offered hereby and any such Additional Notes will be treated as a single class for all purposes under the Indenture. Interest on the Exchange Notes will accrue at the rate of 5.625% per annum and will be payable semiannually in cash on each May 1 and November 1, commencing on May 1, 2018, to the persons who are registered Holders at the close of business on the April 15 or October 15 (whether or not a Business Day) immediately preceding the applicable interest payment date. Interest on the Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of issuance. Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of an Exchange Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day and no interest on such payment will accrue in respect of the delay.

REDEMPTION

Optional Redemption

        At any time prior to May 1, 2020, the Exchange Notes will be redeemable, at the Issuer's option, in whole or in part from time to time, upon not less than 30 nor more than 60 days' written notice, at a price equal to 100% of the principal amount thereof plus the Applicable Premium (as defined below) and accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to an Exchange Note at any redemption date, the greater of (1) 1.0% of the principal amount of such Exchange Note and (2) the excess of (a) the present value at such redemption date of (i) the redemption price of such note on May 1, 2020 (such redemption price being that described in the fourth paragraph of this "—Optional Redemption" section) plus (ii) all required remaining scheduled interest payments due on such Exchange Note through May 1, 2020, computed using a discount rate equal to the Treasury Rate (as defined below) plus 50 basis points; over (b) the then principal amount of such Exchange Note on such redemption date. Calculation of the Applicable Premium will be made by the Issuer or on behalf of the Issuer by such Person as the Issuer shall designate; provided, however, that such calculation, or determination of the Treasury Rate referenced below, shall not be a duty or obligation of the Trustee.

        "Treasury Rate" means, with respect to a redemption date, the weekly average rounded to the nearest 1/100th of a percentage point (for the most recently completed week for which such information is available as of the date that is two business days prior to the redemption date) of the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in Federal Reserve Statistical Release H.15(519) with respect to each applicable day during such week (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 1, 2020; provided, however, that if the period from such redemption date to May 1, 2020 is not equal to the constant maturity of the United States Treasury security for which such a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such redemption date to May 1, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

        In addition, the Issuer may redeem the Exchange Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days' written notice, at the following redemption prices (expressed as percentages of the principal amount thereof) plus accrued and unpaid interest, if any, to, but excluding, the redemption date if redeemed during the 12-month period commencing on May 1 of the year set forth below:

Year	Percentage
2020	104.219%
2021	102.813%
2022	101.406%
2023 and thereafter	100.000%

        In addition, the Issuer must pay accrued and unpaid interest on the Exchange Notes redeemed to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Optional Redemption upon Equity Offerings

        At any time, or from time to time, on or prior to May 1, 2020 the Issuer may, at its option, use an amount of cash up to the Net Cash Proceeds of one or more Equity Offerings (as defined below) to redeem, upon not less than 30 nor more than 60 days' written notice up to 35% of the principal amount of the Exchange Notes (including any Additional Notes) outstanding under the Indenture at a redemption price of 105.625% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that:

          (1)   at least 65% of the principal amount of Exchange Notes (including any Additional Notes) outstanding under the Indenture remains outstanding immediately after any such redemption; and

          (2)   the Issuer makes such redemption not more than 90 days after the consummation of any such Equity Offering.

        "Equity Offering" means any public or private offering of Qualified Capital Stock of the Issuer (other than offerings registered on Form S-8 or any successor form).

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Exchange Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Exchange Notes as described under "—Change of Control" and "—Certain Covenants—Limitation on Asset Sales". We may at any time and from time to time purchase Exchange Notes in the open market or otherwise.

Selection and Notice of Redemption

        If less than all of the Exchange Notes are to be redeemed at any time, the Trustee will select the Exchange Notes for redemption (1) in compliance with the requirements of the principal securities exchange, if any, on which the Exchange Notes are listed, as certified to the Trustee by the Issuer, (2) if the Exchange Notes are not so listed or such exchange prescribes no method of selection, in compliance with the requirements of DTC, or (3) if the Exchange Notes are not so listed or such exchange prescribes no method of selection, and the Exchange Notes are not global notes held through DTC or DTC prescribes no method of selection, on a pro rata basis, by lot, subject to adjustments so that no note in an unauthorized denomination remains outstanding after such redemption; provided, however, that no note of $2,000 in aggregate principal amount or less shall be redeemed in part.

        Notice of redemption will be sent electronically or mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Exchange Notes to be redeemed at its registered address. On and after the redemption date, interest will cease to accrue on Exchange Notes or portions thereof called for redemption as long as the Issuer has deposited with the paying agent funds in satisfaction of the applicable redemption price.

        Notwithstanding the foregoing, in connection with any Change of Control Offer or Net Proceeds Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Exchange Notes validly tender and do not validly withdraw such Exchange Notes in such Change of Control Offer or Net Proceeds Offer and the Issuer, or any third party making a such Change of Control Offer or Net Proceeds Offer in lieu of the Issuer, purchases all of the Exchange Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party will have the right upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase date, to redeem all Exchange Notes that remain outstanding following such purchase at a redemption price equal to the price offered to each other Holder in such Change of Control Offer or Net Proceeds Offer plus, to the extent not included, accrued and unpaid interest, if any, thereon, to, but excluding, such redemption date.

        Notice of any redemption of the Exchange Notes in connection with a corporate transaction (including an Equity Offering, an incurrence of Indebtedness, a consolidation or merger or a Change of Control) may, at the Issuer's discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer's discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer's discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived by the Issuer (in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date as so delayed. The Issuer will provide written notice to the Trustee prior to the close of business two Business Days prior to the redemption date (or such shorter period as may be acceptable to the Trustee) if any such redemption has been rescinded or delayed, and upon receipt the Trustee shall provide such notice to each holder of the Exchange Notes in the same manner in which the notice of redemption was given. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer's obligations with respect to such redemption may be performed by another Person.

        If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Exchange Notes will be subject to redemption by the Issuer.

GUARANTEES

        From and after the Issue Date, each of the Initial Guarantors , jointly and severally, fully and unconditionally guarantee (the "Guarantees"), on a senior unsecured basis, all of the Issuer's obligations under the Indenture and the Exchange Notes. The obligations of each Guarantor under its Guarantee will be limited to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law.

        Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with other Persons, upon the terms and conditions set forth in the Indenture. See "Certain Covenants—Merger, Consolidation and Sale of Assets". In the event all of the Capital Stock of a Guarantor that is owned by the Issuer or any of its Subsidiaries is sold and the sale complies with the provisions set forth in "—Certain Covenants—Limitation on Asset Sales" or a Restricted Subsidiary that is a Guarantor is properly designated as an Unrestricted Subsidiary, the Guarantor's Guarantee will be automatically released. Further, the Indenture provides that a Guarantor's Guarantee will be automatically released upon the earlier of (1) such Guarantor being released from, or discharged of, its guarantee of, and all pledges and security, if any, granted by such Guarantor in connection with, the Existing Credit Facilities or such other guarantee that resulted in the creation of such Guarantee (except, in the case of the Existing Credit Facilities, a release by or as a result of a payment thereon), and (2) Legal Defeasance with respect to the Exchange Notes or satisfaction and discharge of the Indenture as described below under the sections titled "—Legal Defeasance and Covenant Defeasance" and "—Satisfaction and Discharge".

        Not all of our Subsidiaries will guarantee the Exchange Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us.

CHANGE OF CONTROL

        Upon the occurrence of a Change of Control, each Holder will have the right to require that the Issuer purchase all or a portion of such Holder's Exchange Notes pursuant to the offer described below (a "Change of Control Offer"), at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

        Within 30 days following the date upon which the Change of Control occurred, the Issuer must send a written notice to each Holder, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which (unless otherwise required by law) must be no earlier than 30 days nor later than 60 days from the date such notice is sent (the "Change of Control Payment Date"). Holders electing to have an Exchange Note purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. If the Exchange Note is in global form, Holders will be required to follow applicable DTC procedures.

        If a Change of Control Offer is made, we cannot assure you that the Issuer will have available funds sufficient to pay the Change of Control purchase price for all the Exchange Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Issuer is required to purchase outstanding Exchange Notes pursuant to a Change of Control Offer, the Issuer may seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, we cannot assure you that the Issuer would be able to obtain such financing.

        Neither the Board of Directors of the Issuer nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control. The Issuer's obligation to make a Change of Control Offer upon the circumstances described herein, and restrictions in the Indenture described herein on the ability of the Issuer and its Restricted Subsidiaries to incur additional Indebtedness, to grant liens on its property, to make Restricted Payments and to make Asset Sales may make more difficult or discourage a takeover of the Issuer, whether favored or opposed by the management of the Issuer. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Exchange Notes, and we cannot assure you that the Issuer or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Issuer or any of its Subsidiaries by the management of the Issuer. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, the Indenture may not afford the Holders protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Change of Control" provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Change of Control" provisions of the Indenture by virtue thereof.

        The Issuer will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Exchange Notes validly tendered and not withdrawn under such Change of Control Offer or (2) a notice of redemption of all outstanding Exchange Notes has been given pursuant to the Indenture as described above under the caption "—Optional Redemption", unless and until there is a default in the payment of the redemption price on the applicable redemption date or the redemption is not consummated due to the failure of a condition precedent contained in the applicable redemption notice to be satisfied. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        The definition of "Change of Control" includes a disposition of all or substantially all of the property and assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of "all or substantially all" of the property or assets of a Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Exchange Notes may require the Issuer to make an offer to repurchase the Exchange Notes as described above.

CERTAIN COVENANTS

Changes in Covenants When Exchange Notes Rated Investment Grade

        Beginning on the date following the Issue Date that:

  (1)
  the Exchange Notes have an Investment Grade Rating; and

  (2)
  no Default or Event of Default shall have occurred and be continuing,

and ending on the date (the "Reversion Date") that either Rating Agency ceases to have an Investment Grade Rating on the Exchange Notes (such period of time, the "Suspension Period"), the covenants specifically listed under the following captions in this "Description of the Exchange Notes" will no longer be applicable to the Exchange Notes:

  (1)
  "—Limitation on Incurrence of Additional Indebtedness";

  (2)
  "—Limitation on Restricted Payments";

  (3)
  "—Limitation on Asset Sales";

  (4)
  "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries";

  (5)
  "—Limitations on Transactions with Affiliates";

  (6)
  clause (2) of the first paragraph of the covenant listed under "—Merger, Consolidation and Sale of Assets".

        During a Suspension Period, the Issuer's Board of Directors may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

        On the Reversion Date, all Indebtedness incurred during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as Permitted Indebtedness under clause (3) of the definition of Permitted Indebtedness and permitted to be refinanced under clause (16) of the definition of Permitted Indebtedness.

        Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under the covenant described under "—Limitation on Restricted Payments" will be made as though the covenant described under "—Limitation on Restricted Payments" had been in effect prior to, but not during the Suspension Period and all Restricted Payments made during the Suspension Period not otherwise permitted pursuant to the second paragraph of the covenant described under the caption "—Limitation on Restricted Payments" will reduce the amount available to be made as Restricted Payments under clause (iii) of the first paragraph of such covenant. In addition, (1) for purposes of the covenant described under "—Limitations on Transactions with Affiliates", all agreements, arrangements and transactions entered into by the Issuer or any of its Restricted Subsidiaries with an Affiliate of the Issuer during the applicable Suspension Period prior to such Reversion Date will be deemed to have been entered into on or prior to the Issue Date, (2) for purposes of the covenant described under "—Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries", all contracts entered into during the applicable Suspension Period prior to such Reversion Date that contain any of the restrictions contemplated by such covenant will be deemed to have been existing on the Issue Date, and (3) all Investments made during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that they are classified as Permitted Investments permitted under clause (12) of the definition of "Permitted Investments"

        Notwithstanding the fact that covenants suspended during a Suspension Period may be reinstated, (1) no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with such covenants during the Suspension Period or at the time such covenants are reinstated and (2) following a Reversion Date, the Issuer and each Restricted Subsidiary will be permitted, without causing a Default or Event of Default to consummate the transactions contemplated by any contract entered into during the Suspension Period, so long as such contract and such consummation would have been permitted during such Suspension Period.

        The Issuer shall give the Trustee written notice of any Suspension Period and in any event not later than five (5) Business Days after such Suspension Period has occurred. The Issuer shall give the Trustee written notice of any occurrence of a Reversion Date not later than five (5) Business Days after such Reversion Date. The Trustee shall have no obligation to independently determine or verify if such events have occurred or notify the holders of the continuance and termination of any Suspension Period. The Trustee may provide a copy of such notice to any holder of Exchange Notes upon request.

        There can be no assurances that the Exchange Notes will ever achieve or maintain an Investment Grade Rating.

Limitation on Incurrence of Additional Indebtedness

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness); provided, however, that, so long as no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Issuer and the Restricted Subsidiaries may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness, after giving pro forma effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Issuer is at least 2.0 to 1.0; provided, further, that any Restricted Subsidiary of the Issuer that is not or will not, upon such incurrence, become a Guarantor may not incur Indebtedness under this paragraph if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate principal amount equal to $60.0 million of Indebtedness of all such non-Guarantor Restricted Subsidiaries would be outstanding under this paragraph at such time.

        The foregoing limitations will not apply to each of the following, without duplication (collectively, "Permitted Indebtedness"):

          (1)   Indebtedness under the Exchange Notes issued on the Issue Date and the Exchange Notes and related exchange guarantees to be issued in exchange for the Exchange Notes and the guarantees thereof pursuant to the Registration Rights Agreement;

          (2)   Indebtedness incurred pursuant to Credit Facilities in an aggregate principal amount at any time outstanding not to exceed the greater of (a) $450 million and (b) an amount such that, on a pro forma basis after giving effect to the incurrence of such Indebtedness (and application of the net proceeds therefrom), the Consolidated Secured Debt Ratio would be no greater than 1.75 to 1.0; provided that, for purposes of determining the amount of Indebtedness that may be incurred under clause (2)(b), all Indebtedness incurred under this clause (2) shall be treated as Indebtedness secured by Liens (whether or not is it so secured);

          (3)   Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness under clause (1) and (2) above) (including any amendments or replacements thereof that do not increase the principal amount);

          (4)   Interest Swap Obligations of the Issuer or any of its Restricted Subsidiaries covering Indebtedness of the Issuer or such Restricted Subsidiary; provided, however, that (a) such Interest Swap Obligations are entered into for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Issuer or such Restricted Subsidiary, or changes in the value of securities issued by Issuer or such Restricted Subsidiary, and not for purposes of speculation or taking a "market view";

          (5)   Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Issuer and its Restricted Subsidiaries outstanding other than as a result of fluctuations in currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6)   Indebtedness of the Issuer owing to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary of the Issuer owing to and held by the Issuer or any other Restricted Subsidiary of the Issuer; provided, however, that: (a) any subsequent issuance or transfer of Capital Stock or any other event which results in any such Indebtedness being held by a Person other the Issuer or a Restricted Subsidiary of the Issuer, and (b) any sale or other transfer (excluding Permitted Liens) of any such Indebtedness to a Person other than the Issuer or a

  Restricted Subsidiary of the Issuer, shall be deemed, in each case, to be the incurrence of Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, not permitted by this clause (6);

          (7)   (a) obligations pursuant to any cash management agreement and other Indebtedness in respect of netting services, overdraft protections and similar arrangements and (b) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

          (8)   Indebtedness of the Issuer or any of its Restricted Subsidiaries represented by letters of credit, pledges or deposits for the account of the Issuer or such Restricted Subsidiary, and obligations owed to customers for advance payments, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance, the purchase of goods or other requirements in the ordinary course of business;

          (9)   Indebtedness represented by guarantees by the Issuer or its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred under the Indenture; provided that, in the case of a guarantee by a Restricted Subsidiary, such Restricted Subsidiary complies with the covenant described under "—Additional Subsidiary Guarantees" to the extent applicable;

          (10) Indebtedness of the Issuer or any of its Restricted Subsidiaries in respect of bid, payment and performance bonds, bankers' acceptances, workers' compensation claims, surety or appeal bonds, payment obligations in connection with insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;

          (11) Indebtedness of the Issuer or any Restricted Subsidiary consisting of guarantees, earn-outs, incentives, non-competes, consulting, indemnities or obligations (contingent or other) in respect of purchase price adjustments in connection with the acquisition or disposition of assets;

          (12) Indebtedness of (x) the Issuer or any Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, merger or consolidation, either: (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant; (b) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would not be lower than immediately prior to such acquisition, merger or consolidation; or (c) such Indebtedness constitutes Acquired Indebtedness; provided that, with respect to this clause (c), the only obligors with respect to such Acquired Indebtedness shall be those Persons who were obligors of such Acquired Indebtedness prior to such acquisition, merger or consolidation; provided, further, that any Restricted Subsidiary of the Issuer that is not or will not, upon such incurrence, become a Guarantor may not incur Indebtedness under clause (x) of this clause (12) if, after giving pro forma effect to such incurrence (including a pro forma application of the net proceeds therefrom), more than an aggregate principal amount equal to $60.0 million of Indebtedness of all such non-Guarantor Restricted Subsidiaries would be outstanding under clause (x) of this clause (12) at such time.

          (13) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Issuer and its Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including any Refinancing Indebtedness in respect thereof, not to exceed (A) the greater of (i) $30.0 million and (ii) 4.0% of Consolidated Total Assets plus (B) $45.0 million to finance the acquisition and/or construction of a new headquarters facility for the Issuer;

          (14) Indebtedness of Foreign Restricted Subsidiaries of the Issuer in connection with letters of credit and bank guarantees in an aggregate principal amount at any time outstanding not to exceed $50.0 million;

          (15) Indebtedness of the Issuer evidenced by commercial paper issued by the Issuer; provided that the aggregate outstanding principal amount of Indebtedness incurred pursuant to clause (2) above and this clause (15) does not exceed the maximum amount of Indebtedness permitted under clause (2) above;

          (16) Refinancing Indebtedness in respect of Indebtedness described in clauses (1), (3), (4), (5) and (12) above and this clause (16); and

          (17) additional Indebtedness of the Issuer and the Restricted Subsidiaries in an aggregate principal amount at any time outstanding, including any Refinancing Indebtedness in respect thereof, not to exceed the greater of (A) $100.0 million and (B) 10.0% of Consolidated Total Assets.

        For purposes of determining any particular amount of Indebtedness under this covenant, guarantees, Liens or letter of credit obligations supporting Indebtedness otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this covenant, in the event that all or a portion of an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (17) above or is permitted to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Issuer shall, in its sole discretion, divide, classify (or later reclassify) such item or portion of such item of Indebtedness in any manner that complies with such covenant, including under the first paragraph of such covenant if such reclassified Indebtedness could then be incurred under such test, except that Indebtedness outstanding under the Existing Credit Facilities on the Issue Date shall be deemed to have been incurred on the Issue Date under clause (2) above and may not be reclassified. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of this covenant.

        If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under this covenant, the Issuer shall be in default of this covenant).

        For purposes of determining compliance with any Dollar-denominated restriction on the incurrence of Indebtedness, the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt, and the amount of such debt will not be deemed to change as a result of fluctuations in currency exchange rates after such date of incurrence or commitment; provided, that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

        Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or a Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

        The Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is expressly subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Exchange Notes or the applicable Guarantee, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be. For purposes of the foregoing, no Indebtedness will be deemed to be subordinated in right of payment to any other Indebtedness of the Issuer or any Guarantor solely by virtue of such Indebtedness being unsecured or by virtue of the fact that the holders of such Indebtedness have entered into one or more intercreditor agreements giving one or more of such holders priority over the other holders in the collateral held by them.

Limitation on Restricted Payments

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Issuer) on or in respect of shares of the Issuer's Capital Stock to holders of such Capital Stock;

          (2)   purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock (other than Disqualified Capital Stock within 365 days of the stated maturity thereof);

          (3)   make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, earlier than one year prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness; or

          (4)   make any Investment (other than Permitted Investments)

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "Restricted Payment"), if at the time of such Restricted Payment or immediately after giving effect thereto,

          (i)  a Default or an Event of Default shall have occurred and be continuing; or

         (ii)  the Issuer is not able to incur at least $1.00 of additional Indebtedness in compliance with the first paragraph of the covenant described under "—Limitation on Incurrence of Additional Indebtedness"; or

        (iii)  the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the first day of the fiscal quarter of the Issuer during which the Issue Date occurs (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in good faith by the Board of Directors of the Issuer) shall exceed the sum, without duplication, of:

            (w)  50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Issuer earned subsequent to the first day of the fiscal quarter of the Issuer during which the Issue Date occurs and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

            (x)   100% of the aggregate net cash proceeds and the fair market value of readily marketable securities or other property received by the Issuer from any Person (other than a Subsidiary of the Issuer) from (i) the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Issuer or (ii) from the issue and sale subsequent to the Issue Date and on or prior to the Reference Date of Disqualified Capital Stock or convertible or exchangeable debt securities of the Issuer, in the case of this clause (ii), that has been converted into or exchange for Qualified Capital Stock; plus

            (y)   without duplication of any amounts included in clause (iii)(x) above, 100% of the aggregate net cash proceeds and fair market value of readily marketable securities or other property, of any equity contribution received by the Issuer subsequent to the Issue Date (excluding, in the case of clauses (iii)(x) and (y), any such net cash proceeds to the extent used to (i) redeem the Exchange Notes in compliance with the provisions set forth under "—Redemption—Optional Redemption upon Equity Offerings" or (ii) to make a Restricted Payment pursuant to clauses (2) or (3) of the immediately succeeding paragraph); plus

            (z)   the sum of:

              (1)   the aggregate amount in cash and fair market value of other property returned on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends, by merger, consolidation or other distribution, payment or transfer;

              (2)   the net cash proceeds received by the Issuer or any of its Restricted Subsidiaries subsequent to the Issue Date from the disposition of all or any portion of such Investments (other than to the Issuer or a Subsidiary of the Issuer); and

              (3)   upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (except to the extent the Investment constituted a Permitted Investment), the fair market value of such Subsidiary;

    provided, however, that the sum of subclauses (z)(1), (z)(2) and (z)(3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date.

        Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1)   the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or distribution or giving of the redemption notice, as the case may be, if the dividend, distribution or redemption payment would have been permitted on the date of declaration or giving of the redemption notice;

          (2)   if no Default or Event of Default shall have occurred and be continuing, the acquisition of any shares of Capital Stock of the Issuer, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer) of shares of Qualified Capital Stock of the Issuer;

          (3)   if no Default or Event of Default shall have occurred and be continuing, the acquisition of any Indebtedness of the Issuer or a Guarantor that is subordinate or junior in right of payment to the Exchange Notes or such Guarantor's Guarantee, as the case may be, or the acquisition of Disqualified Capital Stock, in each case, either (i) solely in exchange for shares of Qualified Capital Stock of the Issuer, or (ii) in exchange for, or by conversion into, or through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Issuer), of (a) shares of Qualified Capital Stock of the Issuer or (b) Refinancing Indebtedness;

          (4)   if no Default or Event of Default shall have occurred and be continuing, repurchases, redemptions or other acquisitions by the Issuer of Common Stock of the Issuer (or options or warrants to purchase such Common Stock) from directors, officers, employees and consultants of the Issuer or any of its Subsidiaries or their authorized representatives upon the death, disability, retirement or termination of employment of such directors, officers, employees or consultants, in an aggregate amount not to exceed $5.0 million; provided that any unused amounts may be carried forward to any succeeding fiscal year in an amount not to exceed $2.5 million in any such fiscal year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed:

            (a)   the cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of Qualified Capital Stock of the Issuer to directors, officers, employees or consultants of the Issuer or its Restricted Subsidiaries subsequent to the Issue Date (provided that the amount of cash proceeds utilized for any such repurchase, redemption or other acquisition or dividend will not increase the amount available for Restricted Payments under clause (iii) of the preceding paragraph); plus

            (b)   the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date;

  provided that cancellation of Indebtedness owing to the Issuer or any of its Restricted Subsidiary from any present or former directors, officers, employees or consultants of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Capital Stock of the Issuer will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

          (5)   if no Default or Event of Default shall have occurred and be continuing, other Restricted Payments in an amount not to exceed $75.0 million;

          (6)   additional Restricted Payments; provided, however, that (i) after giving pro forma effect to any such Restricted Payment, the Consolidated Debt Ratio shall be less than or equal to 2.50 to 1.00 and (ii) no Default or Event of Default shall have occurred and be continuing;

          (7)   in the event of a Change of Control, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor, in each case at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that prior to, or concurrently with, such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer with respect to the Exchange Notes as a result of such Change of Control and has repurchased all Exchange Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

          (8)   in the event of an Asset Sale that requires the Issuer to offer to repurchase Exchange Notes pursuant to the covenant described under "—Limitation on Asset Sales", and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Issuer or any Guarantor, in each case at a purchase price not greater than 100% of the principal amount of such Subordinated Indebtedness, plus accrued and unpaid interest thereon; provided, however, that (A) prior to, or concurrently with, such payment, purchase, redemption, defeasance or other acquisition or retirement, the Issuer has made an offer with respect to the Exchange Notes pursuant to the provisions of the covenant described under "—Limitation on Asset Sales" and has repurchased all Exchange Notes validly tendered and not withdrawn in connection with such offer and (B) the aggregate amount of all such payments, purchases, redemptions, defeasances or other acquisitions or retirements of all such Subordinated Indebtedness may not exceed the amount of the Net Proceeds Offer Amount remaining after the Issuer has complied with clause (3) of the covenant described under "—Limitation on Asset Sales";

          (9)   repurchases of Common Stock deemed to occur upon the exercise of stock options, warrants, rights or other Capital Stock if the Common Stock represents a portion of the exercise price thereof or withholding taxes payable in connection with the exercise thereof;

          (10) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments constituting a quarterly cash dividend to the shareholders of the Issuer in an amount not to exceed $10.0 million per fiscal quarter; and

          (11) if no Default or Event of Default shall have occurred and be continuing, Restricted Payments paid in cash in connection with the repurchase price of minority interests in subsidiaries of IPC in an aggregate amount not to exceed €5.0 million.

        In determining the aggregate amount of Restricted Payments made subsequent to the first day of the fiscal quarter of the Issuer during which the Issue Date occurs in accordance with clause (iii) of the immediately preceding paragraph, amounts expended pursuant to clauses (1), (4) and (5) shall be included in such calculation.

        For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (11) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be entitled to divide, classify or re-classify (based on circumstances existing on the date of such reclassification) such restricted payment or portion thereof in any manner that complies with this covenant and such Restricted Payment will be treated as having been made pursuant to only such clause or clauses or the first paragraph of this covenant.

Limitation on Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Issuer or the applicable Restricted Subsidiary, as the case may be, receives consideration (including by way of relief from, or by any other Person assuming responsibility for, any liabilities, contingent or otherwise) at or prior to the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Issuer's Board of Directors);

          (2)   at least 75% of the consideration received by the Issuer or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and shall be received at or prior to the time of such disposition. For purposes of this clause (2), each of the following shall be deemed to be cash:

            (a)   (i) any liabilities, as shown on the most recent consolidated balance sheet (or in the Exchange Notes thereto) of the Issuer or any Restricted Subsidiary (or would be shown on such consolidated balance sheet (or in the Exchange Notes thereto) as of the date of such Asset Sale), other than contingent liabilities and liabilities that are by their terms subordinated to the Exchange Notes or any Guarantee or (ii) any Guarantees of Indebtedness of Persons other than the Issuer or any Restricted Subsidiary, in each case, that are assumed by the person acquiring such assets to the extent that the Issuer and its Restricted Subsidiaries have no further liability with respect to such liabilities;

            (b)   any securities, Exchange Notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days after receipt; and

            (c)   any Designated Non-Cash Consideration received by the Issuer or its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (c) that is at that time outstanding, in the aggregate, not to exceed the greater of $15.0 million and 1.6% of Consolidated Total Assets at the time of receipt of such Designated Non-Cash Consideration, with the Fair Market Value of each item of Designated Non-Cash Consideration measured at the time received and without giving effect to subsequent changes in value;

          (3)   upon the consummation of an Asset Sale, the Issuer shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either:

            (a)   to (x) permanently repay Indebtedness of the Issuer and its Restricted Subsidiaries under any Credit Facility and in the case of any such Indebtedness under any revolving credit facility effect a permanent reduction in the availability under such revolving credit facility (provided, however, that, if there shall not be any term loan indebtedness outstanding under any Credit Facility, in the case of such Indebtedness under any revolving credit facility such prepayment shall not be required to effect a permanent reduction in the availability under such revolving credit facility) or (y) repay or reduce Indebtedness of a Restricted Subsidiary of the Issuer that does not guarantee the Exchange Notes;

            (b)   to make an investment in properties or assets that replace the properties and assets that were the subject of such Asset Sale or in properties or assets (including Capital Stock) that will be used or are useful, in the good faith judgment of the Board of Directors of the Issuer, in the business of the Issuer and its Restricted Subsidiaries as they are engaged in on the Issue Date or in businesses reasonably related, incidental, ancillary or complimentary thereto ("Replacement Assets"); provided that, in the case of this clause (b), a binding commitment within 365 days of the date of the receipt of such Net Cash Proceeds shall be treated as a permanent application of the Net Cash Proceeds from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Cash Proceeds will be applied to satisfy such commitment within 180 days of such commitment ; or

            (c)   a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

        Subject to the immediately succeeding paragraph, if any Net Cash Proceeds have not been applied as provided in clauses (3)(a), (3)(b) and (3)(c) of the preceding paragraph (the "Net Proceeds Offer

Amount") within the applicable time period or the last provision of this sentence, such Net Cash Proceeds shall be applied by the Issuer or such Restricted Subsidiary to make an offer to purchase (the "Net Proceeds Offer") to all Holders and, to the extent required by the terms of any Pari Passu Indebtedness, to holders of such Pari Passu Indebtedness, on a date not less than 30 nor more than 45 days following the date that triggered the Issuer's obligation to make such Net Proceeds Offer, from all Holders (and holders of any such Pari Passu Indebtedness) on a pro rata basis based upon the respective outstanding aggregate principal amounts (or accreted value, as applicable) of the Exchange Notes and Pari Passu Indebtedness on the date the Net Proceeds Offer is made, the maximum amount (or accreted value, as applicable) of Exchange Notes and Pari Passu Indebtedness that may be purchased with the Net Proceeds Offer Amount at a price equal to 100% of the principal amount (or accreted value, as applicable) of the Exchange Notes and Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Issuer will determine the maximum amount (or accreted value, as applicable) of Exchange Notes and Pari Passu Indebtedness that may be purchased pursuant to any Net Proceeds Offer.

        The Issuer may make a Net Proceeds Offer at any time and from time to time in advance of its obligation to make a Net Proceeds Offer pursuant to the immediately preceding paragraph. The Issuer may also defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $25.0 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $25.0 million, shall be applied as required pursuant to this paragraph). Upon completion of each Net Proceeds Offer, the amount of unutilized Net Proceeds Offer Amount will be reset at zero.

        In the event of the transfer of substantially all (but not all) of the property and assets of the Issuer and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under "—Merger, Consolidation and Sale of Assets", which transaction does not constitute a Change of Control, the successor entity shall be deemed to have sold the properties and assets of the Issuer and its Restricted Subsidiaries not so transferred for purposes of this covenant and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Issuer or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

        Notwithstanding the first two paragraphs of this covenant, the Issuer and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1)   at least 75% of the consideration for such Asset Sale constitutes Replacement Assets; and

          (2)   such Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Issuer or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the first two paragraphs of this covenant.

        Each Net Proceeds Offer will be sent to the record Holders as shown on the register of Holders within 25 days following the date triggering the Issuer obligation to make such Net Proceeds Offer, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in excess of $2,000 in exchange for cash. To the extent Holders properly tender Exchange Notes in an amount exceeding the pro rata portion of the Net Proceeds

Offer Amount applicable to the Exchange Notes, the tendered Exchange Notes will be purchased on a pro rata basis (based on amounts tendered), subject to applicable DTC procedures with respect to global Exchange Notes. A Net Proceeds Offer shall remain open for a period of at least 20 Business Days or such longer period as may be required by law.

        The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sale" provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Asset Sale" provisions of the Indenture by virtue thereof.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Issuer to:

          (1)   pay dividends or make any other distributions on or in respect of its Capital Stock to the Issuer or any of its Restricted Subsidiaries;

          (2)   make loans or advances or to pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary of the Issuer; or

          (3)   transfer any of its property or assets to the Issuer or any other Restricted Subsidiary of the Issuer,

in each case except for such encumbrances or restrictions existing under or by reason of:

          (a)   applicable law, rule regulation, decree or order;

          (b)   the Exchange Notes and the related Guarantees and the Indenture;

          (c)   customary subletting and non-assignment provisions of any contract or any lease governing a leasehold interest of the Issuer or any Restricted Subsidiary of the Issuer;

          (d)   any agreement or instrument (including those governing Indebtedness (including Acquired Indebtedness) or Capital Stock) of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets of the Person, or the Capital Stock of the Person, so acquired;

          (e)   contractual encumbrances or restrictions in effect on the Issue Date;

          (f)    the Existing Credit Facilities and any related documentation or an agreement governing other Indebtedness permitted to be incurred under the Indenture; provided that, with respect to any agreement governing such other Indebtedness, the provisions relating to such encumbrance or restriction, taken as a whole, are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in its reasonable and good faith judgment than the provisions contained in the Existing Credit Facilities or the Indenture as in effect on the Issue Date;

          (g)   restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

          (h)   restrictions imposed by any agreement to sell assets or Capital Stock permitted under the Indenture to any Person pending the closing of such sale;

          (i)    restrictions imposed by agreements governing obligations of Foreign Restricted Subsidiaries which are permitted under the Indenture;

          (j)    restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (k)   customary provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

          (l)    agreements evidencing Indebtedness of a Restricted Subsidiary that is not a Guarantor that is permitted under the Indenture for so long as such Restricted Subsidiary is not a Guarantor;

          (m)  customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted under the Indenture;

          (n)   customary restrictions arising in connection with cash or other deposits in connection with Liens permitted under the Indenture;

          (o)   customary restrictions contained in agreements with surety companies that waive or prohibit subrogation claims and/or prohibit parties to such agreements from collecting obligations to the applicable surety company have been paid or satisfied, in each case after a claim is made upon such surety company; and

          (p)   any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, restructurings, replacements or refinancings of those agreements, instruments or obligations referred to in clauses (b) and (d) through (o) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such agreements, taken as a whole, are no less favorable to the Issuer in any material respect as determined by the Board of Directors of the Issuer in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clauses (b) and (d) through (m) above.

        Nothing contained in this covenant shall prevent the Issuer or any of its Restricted Subsidiaries from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted by the covenant described under the caption "—Limitation on Liens" or (2) restricting the sale or other disposition of property or assets of the Issuer or any of its Restricted Subsidiaries that secure Indebtedness of the Issuer or any of its Restricted Subsidiaries.

Limitation on Preferred Stock of Restricted Subsidiaries

        The Issuer will not permit any of its Restricted Subsidiaries that are not Guarantors to issue any Preferred Stock (other than to the Issuer or to a Wholly Owned Restricted Subsidiary of the Issuer) or permit any Person (other than the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer) to own any Preferred Stock of any Restricted Subsidiary of the Issuer that is not a Guarantor.

Limitation on Liens

        The Issuer will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens of any kind against or upon any property or assets of the Issuer or any of its Restricted Subsidiaries (other than Permitted Liens) (such Lien, the "Initial Lien"), whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom unless:

          (1)   in the case of Liens securing Subordinated Indebtedness, the Exchange Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

          (2)   in all other cases, the Exchange Notes or Guarantees, as the case may be, are equally and ratably secured.

        Any Lien created for the benefit of the Holders of the Exchange Notes pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

        For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens described in clauses (1) through (36) of the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness meets the criteria of one or more of the categories of permitted Liens described in clauses (1) through (36) of the definition of "Permitted Liens" or pursuant to the first paragraph of this covenant, the Issuer shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will only be required to include the amount and type of such Lien or such item of Indebtedness secured by such Lien in one of the clauses of the definition of "Permitted Liens" and such Lien securing such item of Indebtedness will be treated as being incurred or existing pursuant to only one of such clauses or pursuant to the first paragraph hereof.

        With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The "Increased Amount" of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, the payment of dividends on preferred stock in the form of additional shares of preferred stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness described in subclause (7) of the first paragraph of the definition of "Indebtedness".

Merger, Consolidation and Sale of Assets

        The Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Issuer to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Issuer's assets (determined on a consolidated basis for the Issuer and the Issuer's Restricted Subsidiaries), whether as an entirety or substantially as an entirety, to any Person unless:

          (1)   either:

            (a)   the Issuer shall be the surviving or continuing corporation; or

            (b)   the Person (if other than the Issuer) formed by such consolidation or into which the Issuer is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Issuer and of the Issuer's Restricted Subsidiaries substantially as an entirety (the "Surviving Entity"):

              (x)   shall be an entity organized or validly existing under the laws of the United States or any State thereof or the District of Columbia; provided that in the case where the Surviving Entity is not a corporation, a co-obligor of the Exchange Notes is a corporation; and

              (y)   shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Exchange Notes and the performance of every covenant of the Exchange Notes and the Indenture on the part of the Issuer to be performed or observed;

          (2)   immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), the Issuer or such Surviving Entity, as the case may be, (a) would be able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Incurrence of Additional Indebtedness" or (b) the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would not be lower than it was immediately prior to such transaction;

          (3)   immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above, if applicable (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4)   the Issuer or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Issuer, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Issuer, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

        The Indenture provides that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer is not the continuing corporation, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture and the Exchange Notes with the same effect as if such surviving entity had been named as such and all financial information and reports required by the Indenture shall be provided by and for such surviving entity.

        Each Guarantor (other than any Guarantor whose Guarantee is to be automatically released in accordance with the terms of its Guarantee and the Indenture in connection with any transaction complying with the provisions of the covenant described under "—Limitation on Asset Sales") will not, and the Issuer will not cause or permit any Guarantor to consolidate with or merge with or into any Person other than the Issuer or any other Guarantor unless:

          (1)   the entity formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States or any State thereof or the District of Columbia;

          (2)   such entity (if other than such Guarantor) assumes by supplemental indenture all of the obligations of the Guarantor on its Guarantee;

          (3)   immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (4)   the Guarantor or the surviving entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

        Any merger or consolidation of, or sale, assignment, transfer, lease, conveyance or other disposition of assets by, a Guarantor with the Issuer (with the Issuer being the surviving entity in case of a merger of consolidation) or another Guarantor that is a Wholly Owned Restricted Subsidiary of the Issuer need only comply with clause (4) of the first paragraph of this covenant.

Limitations on Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates involving aggregate value in excess of $2.0 million (each an "Affiliate Transaction"), other than:

          (a)   Affiliate Transactions permitted under the second succeeding paragraph below and

          (b)   Affiliate Transactions on terms, taken as a whole, that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Issuer or such Restricted Subsidiary.

        If any such Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) (a) involves aggregate payments or other property with a fair market value in excess of $10.0 million, the Issuer or such Restricted Subsidiary, as the case may be, shall file with the Trustee an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and (b) involves aggregate payments or other property with a fair market value in excess of $20.0 million, the Issuer or such Restricted Subsidiary, as the case may be, shall file with the Trustee a resolution of the Board of Directors of the Issuer or such Restricted Subsidiary, as the case may be, set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer or such Restricted Subsidiary.

        The restrictions set forth in the first paragraph of this covenant shall not apply to:

          (1)   indemnification, employment, consultancy, advisory, services or separation agreements or arrangements and benefit plans or arrangements and any transactions contemplated by any of the foregoing, including the payment of compensation, fees and reimbursement of expenses to, and customary indemnities (including under customary insurance policies) and employee benefit and pension expenses, in each case, in respect of or provided on behalf of, current or former directors, officers, consultants or employees of the Issuer or any Restricted Subsidiary (whether directly or indirectly and including through any Person owned or controlled by any of such directors, officers or employees) as determined in good faith by the Issuer's Board of Directors or senior management;

          (2)   transactions exclusively between or among the Issuer and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries (including any entity that becomes a Restricted Subsidiary of the Issuer as a result of such transaction); provided such transactions are not otherwise prohibited by the Indenture;

          (3)   (A) any agreement or arrangement as in effect as of the Issue Date (or transactions pursuant thereto), (B) any other agreements or arrangements pursuant to or in connection with the Transactions or (C) any amendment, modification or supplement to the agreements referenced in clause (A) or (B) above or any replacement thereof, so long as the terms of such agreement or arrangement, as so amended, modified, supplemented or replaced, are not more disadvantageous to the Holders when taken as a whole in any material respect compared to the applicable agreements or arrangements as in effect on the Issue Date or as described in this Offering Circular, as applicable, as determined in good faith by the Issuer;

          (4)   Restricted Payments or Permitted Investments not prohibited by the Indenture;

          (5)   transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business or consistent with past practice, which are fair to the Issuer or the relevant Restricted Subsidiary in the reasonable determination of the Board of Directors or the senior management of the Issuer or the relevant Restricted Subsidiary, or are on terms no less favorable than those that could reasonably have been obtained at such time from an unaffiliated party;

          (6)   issuances or sales of Capital Stock (other than Disqualified Capital Stock) of the Issuer or options, warrants or other rights to acquire such Capital Stock and the granting of registration and other customary rights in connection therewith or any contribution to capital of the Issuer or any Restricted Subsidiary;

          (7)   transactions in which the Issuer or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (b) of the first paragraph of this covenant;

          (8)   payments to or the receipt of payments from, and the entry into and the consummation of transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Issuer and the Restricted Subsidiaries in such joint venture) in the ordinary course of business to the extent otherwise permitted by the Indenture, so long as such payments or transactions are on terms that are not materially less favorable to the Issuer or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable transaction at the time of such transaction;

          (9)   the Transactions, in each case as disclosed in this Offering Circular, and the payment of all fees, expenses, bonuses and awards related thereto;

          (10) transactions with a Person that is an Affiliate of the Issuer solely because the Issuer or one of its Restricted Subsidiaries owns an equity interest in such Person;

          (11) the pledge of Capital Stock of Unrestricted Subsidiaries or joint ventures to support the Indebtedness thereof;

          (12) transactions between the Issuer or any Restricted Subsidiary of the Issuer and any Person, a director of which is also a director of the Issuer; provided, that such director abstains from voting as a director of the Issuer on any matter involving such other Person; or

          (13) transactions with a Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction.

Additional Subsidiary Guarantees

        If any existing or future Restricted Subsidiary of the Issuer shall guarantee any Indebtedness of the Issuer or a Guarantor under (i) a Credit Facility or (ii) Capital Markets Indebtedness in an aggregate principal amount exceeding $100.0 million, then the Issuer shall cause such Restricted Subsidiary to:

          (1)   execute and deliver to the Trustee a supplemental indenture substantially in the form set forth as an exhibit to the Indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer's obligations under the Exchange Notes and the Indenture on the terms set forth in the Indenture; and

          (2)   deliver to the Trustee an Officers' Certificate and an Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

        Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture until such Restricted Subsidiary is released from its Guarantee as provided in the Indenture.

Conduct of Business

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any businesses that are not the same, similar or reasonably related, incidental, ancillary or complimentary to the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date.

Designation of Restricted and Unrestricted Subsidiaries

        The Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption "—Limitation on Restricted Payments" or under one or more clauses of the definition of Permitted Investments, as determined by the Issuer. The designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by an Officers' Certificate certifying that such designation complies with the preceding conditions and was permitted by the covenant described above under the caption "—Limitation on Restricted Payments". If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Limitations on Incurrence of Additional Indebtedness", the Issuer will be in default of such covenant.

        The Issuer may at any time redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Limitation on Incurrence of Additional Indebtedness", calculated on a pro forma basis as if such designation had occurred at the beginning of the applicable reference period; and (2) no Default or Event of Default would be in existence following such designation. Any such designation by the Issuer shall be evidenced to the Trustee by an Officers' Certificate certifying that such designation complies with the preceding conditions.

Reports to Holders

        Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, from and after the Issue Date, the Issuer will furnish to the Trustee, within 15 days after the time periods specified below:

          (1)   within 90 days after the end of each fiscal year, all financial information (including audited financial statements) of the Issuer that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and a report on the annual financial statements by the Issuer's independent registered public accounting firm;

          (2)   within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information of the Issuer that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and

          (3)   all current reports to the extent relating to such event that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports, in each case within the time periods specified in the SEC's rules and regulations;

in each case, in a manner that complies in all material respects with the requirements specified in such form, except as described above or below and subject to exceptions consistent with the presentation of information in the Offering Circular.

        In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Exchange Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        At any time that any of the Issuer's Subsidiaries are Unrestricted Subsidiaries, then the annual and quarterly financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the Exchange Notes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations", of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer. Substantially concurrently with the furnishing or making such information available to the Trustee pursuant to this covenant, the Issuer shall also post copies of such information required by this covenant on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to Holders, prospective investors in the Exchange Notes (which prospective investors shall be limited to "qualified institutional buyers" within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer.

        The Trustee shall have no obligation to determine if and when the Issuer's financial statements or reports are publicly available and accessible electronically or appears on any website under the Indenture, and shall have no obligation to participate in any conference calls. Delivery of these reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of them will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

        The Issuer will also hold quarterly conference calls for the Holders of Exchange Notes to discuss financial information for the previous quarter (it being understood that such quarterly conference call may be the same conference call as with the Issuer's equity investors and analysts). The conference call will be following the last day of each fiscal quarter of the Issuer and not later than 15 Business Days from the time that the Issuer distributes the financial information as set forth in the fourth preceding paragraph. No fewer than two days prior to the conference call, the Issuer will issue a press release announcing the time and date of such conference call and providing instructions for Holders, securities analysts and prospective investors to obtain access to such call provided however that such press release can be distributed solely to certified users of the website described in the immediately preceding paragraph.

        Notwithstanding anything to the contrary set forth above, if the Issuer has furnished or filed the reports described in the preceding paragraphs with respect to the Issuer with the SEC via EDGAR, the Issuer shall be deemed to be in compliance with the provisions of this covenant.

EVENTS OF DEFAULT

        The following events are defined in the Indenture as "Events of Default":

          (1)   the failure to pay interest on any Exchange Notes when the same becomes due and payable and the default continues for a period of 30 days;

          (2)   the failure to pay the principal on any Exchange Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) on the date specified for such payment in the applicable offer to purchase;

          (3)   a default in the observance or performance of any other covenants or agreements which default continues for a period of 60 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Exchange Notes with a copy to the Trustee (except, in the case of a default with respect to the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets", which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4)   the failure to pay at final stated maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Issuer or any Restricted Subsidiary of the Issuer or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Issuer or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final stated maturity or which has been accelerated (in each case with respect to which the 20-day period described above has passed), aggregates $50.0 million or more at any time; provided that this clause (4) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (5)   one or more final judgments in an aggregate amount of $50.0 million or more (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers, to the extent such coverage has not been denied) shall have been rendered against the Issuer or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

          (6)   certain events of bankruptcy affecting the Issuer or any of its Significant Subsidiaries; or

          (7)   any Guarantee of a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of the Indenture).

        If an Event of Default (other than an Event of Default specified in clause (6) above with respect to the Issuer) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Exchange Notes may declare the principal of and accrued interest on all the Exchange Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the applicable Event of Default and that it is a "notice of acceleration", and the same shall become immediately due and payable.

        If an Event of Default specified in clause (6) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Exchange Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        The Indenture provides that, at any time after a declaration of acceleration with respect to the Exchange Notes as described in the preceding paragraphs, the Holders of a majority in aggregate principal amount of the Exchange Notes then outstanding may rescind and cancel such declaration and its consequences:

          (1)   if the rescission would not conflict with any judgment or decree;

          (2)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

          (3)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (4)   if the Issuer has paid the Trustee compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (5)   in the event of the cure or waiver of an Event of Default of the type described in clause (6) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The Holders of a majority in principal amount of the Exchange Notes may waive any existing Default or Event of Default under the Indenture, and its consequences, except a default in the payment of the principal of or interest on any Exchange Notes.

        Holders of the Exchange Notes may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee security or indemnity satisfactory to it against loss, cost, liability and expense. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        Under the Indenture, the Issuer is required to provide an Officers' Certificate to the Trustee promptly upon any such officer obtaining knowledge of any Default or Event of Default (provided that such officers shall provide such certification at least annually whether or not they know of any Default or Event of Default) that has occurred and, if applicable, describe such Default or Event of Default and the status thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

        The Issuer may, at its option and at any time, elect to have its Obligations and the Obligations of the Guarantors discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Exchange Notes, except for:

          (1)   the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due;

          (2)   the Issuer's Obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments;

          (3)   the rights, powers, trust duties and immunities of the Trustee and the Issuer's Obligations in connection therewith; and

          (4)   the Legal Defeasance provisions of the Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such Obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "—Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1)   the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash, non-callable U.S. government obligations, rated AAA or better by S&P and Aaa by Moody's at the date deposited with the Trustee, or a combination thereof (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency), in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, investment bank or appraisal firm delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Exchange Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be;

          (2)   in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

            (a)   the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (b)   since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders and Beneficial Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders and Beneficial Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or an Event of Default resulting from transaction occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit and the grant of any Lien securing such borrowings);

          (5)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture (other than a Default or an Event of Default resulting from transaction occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit and the grant of any Lien securing such borrowings) or any other material agreement or instrument (including, without limitation, the Existing Credit Facilities) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

          (6)   the Issuer shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or others;

          (7)   the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with;

          (8)   the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Issuer between the date of deposit and the 124th day following the date of deposit and that no Holder is an insider of the Issuer, after the 124th day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

          (9)   certain other customary conditions precedent are satisfied.

SATISFACTION AND DISCHARGE

        The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Exchange Notes, as expressly provided for in the Indenture) as to all outstanding Exchange Notes when:

          (1)   either:

            (a)   all the Exchange Notes theretofore authenticated and delivered (except lost, stolen or destroyed Exchange Notes that have been replaced or paid and Exchange Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

            (b)   all Exchange Notes not theretofore delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year (or are to be called for redemption within one year), and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Exchange Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Exchange Notes to the date of maturity or redemption, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2)   the Issuer has paid all other sums payable under the Indenture by the Issuer; and

          (3)   the Issuer, upon request for written acknowledgement of such satisfaction and discharge, has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

        In the case of satisfaction and discharge, upon any redemption that requires the payment of the Applicable Premium, the amount deposited with the Trustee shall be sufficient for purposes of clause (1)(b) above and the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of three Business Days prior to the date of such deposit, with any deficit as of the date of redemption (any such amount, the "Applicable Premium Deficit") only required to be deposited with the Trustee on or prior to the date of redemption. Any Applicable Premium Deficit shall be set forth in an Officers' Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption.

MODIFICATION OF THE INDENTURE

        From time to time, the Issuer, the Guarantors and the Trustee, without the consent of the Holders, may amend the Indenture for certain specified purposes, including curing ambiguities, defects or inconsistencies, so long as such change does not adversely affect the rights of any of the Holders in any material respect. Any supplemental indenture for the purpose of permitting any existing or future Restricted Subsidiary of the Issuer to provide a Guarantee shall be signed by the Company, the Restricted Subsidiary providing the Guarantee, and the Trustee. In executing a supplemental indenture, the Trustee will be entitled to conclusively rely on such evidence as it deems appropriate, including, without limitation, an Opinion of Counsel and an Officers' Certificate stating that all conditions precedent have been complied with, the execution of the supplemental indenture is authorized or permitted by the Indenture and constitutes the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms. Other modifications and amendments of the Indenture may be made with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Exchange Notes issued under the Indenture, except that, without the consent of each Holder affected thereby, no amendment may:

          (1)   reduce the amount of Exchange Notes whose Holders must consent to an amendment;

          (2)   reduce the rate of, or change the time for payment of, interest, including defaulted interest, on any Exchange Notes;

          (3)   reduce the principal of, or change the fixed maturity of, any Exchange Notes, or change the date on which any Exchange Notes may be subject to redemption or reduce the redemption price therefor;

          (4)   make any Exchange Notes payable in money other than that stated in the Exchange Notes;

          (5)   make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in aggregate principal amount of Exchange Notes outstanding to waive Defaults or Events of Default;

          (6)   after the Issuer's obligation to purchase Exchange Notes arises thereunder, amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7)   modify or change any provision of the Indenture or the related definitions affecting the ranking of the Exchange Notes or any Guarantee in a manner which adversely affects the Holders;

          (8)   release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

          (9)   modify or change the amendment provisions of the Exchange Notes or the Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

        No director, officer, employee, incorporator or stockholder of the Issuer, as such, will have any liability for any obligations of the Issuer under the Exchange Notes, the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.

GOVERNING LAW; JURY TRIAL WAIVER

        The Indenture, the Exchange Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Issuer, the Guarantors and the Trustee, and each holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Exchange Notes, the Guarantees, or any transaction contemplated thereby.

THE TRUSTEE

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. The Trustee in each of its capacities assumes no responsibility for the accuracy or completeness of the information concerning the Issuer, its affiliates or any other party contained in this document or the related documents or for any failure by the Issuer or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information. The Trustee shall not be responsible for determining whether any Change of Control or Asset Sale has occurred and whether any Change of Control Offer or Net Proceeds Offer with respect to the Exchange Notes is required. Neither the trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any rating agency, or determining whether any rating event with respect to the Exchange Notes has occurred.

        The Indenture contains certain limitations in the Trust Indenture Act on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. From time to time, the Issuer and the Guarantors may conduct other banking transactions, including lending transactions, or maintain deposit accounts with the trustee in the ordinary course of business. The Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict or resign as provided in the Indenture.

        The transferor of any note shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information. In connection with any proposed exchange of a Certificated Note for a Global Note, the Issuer or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

CERTAIN DEFINITIONS

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Issuer or at the time it merges or consolidates with or into the Issuer or any of its Restricted Subsidiaries or that is assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Issuer or such acquisition, merger or consolidation.

        "Acquisition" means the acquisition of IPC and its subsidiaries pursuant to the Agreement and Plan of Merger.

        "Additional Interest" means all additional interest then owing pursuant to the Registration Rights Agreement.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control", means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Agreement and Plan of Merger" means the Share Purchase Agreement, dated as of February 22, 2017, among Tennant Company, Ambienta SGR S.p.A., Frederico De Angelis, Pietro Corsano Annibaldi, Antonio Perosa and Giulio Vernazza.

        "Applicable Calculation Date" means the applicable date of the transaction giving rise to the need to calculate Consolidated EBITDA, Consolidated Fixed Charge Coverage Ratio, Consolidated Debt Ratio and Consolidated Secured Debt Ratio.

        "Applicable Measurement Period" means the most recently completed four consecutive fiscal quarters of the Issuer immediately preceding the Applicable Calculation Date for which internal financial statements are available.

        "Asset Acquisition" means (1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or (2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of the assets of any Person (other than a Restricted Subsidiary of the Issuer) that constitute all or substantially all of the assets of such Person or comprises any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value by the Issuer or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Issuer or a Restricted Subsidiary of the Issuer of: (1) any Capital Stock of any Restricted Subsidiary of the Issuer (other than directors' qualifying shares and shares issued to foreign nationals as required under applicable law); or (2) any other property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than in the ordinary course of business; provided, however, that Asset Sales or other dispositions shall not include:

          (a)   [reserved];

          (b)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Issuer as permitted under the covenant described under "—Certain Covenants—Merger, Consolidation and Sale of Assets";

          (c)   the sale or other disposition of inventory in the ordinary course of business;

          (d)   the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (e)   disposals or replacements of obsolete, worn-out or no longer useful equipment or machinery in the ordinary course of business;

          (f)    the sale or other disposition of cash or Cash Equivalents;

          (g)   any Restricted Payment that is not prohibited by the covenant described under "—Certain Covenants—Limitation on Restricted Payments" or any Restricted Payment that constitutes a Permitted Investment or foreclosures, condemnation, expropriation, forced dispositions or any similar action with respect to assets or the granting of any Permitted Lien;

          (h)   the abandonment of Intellectual Property Rights no longer used or useful in the conduct of the business of the Issuer or any of its Subsidiaries;

          (i)    licenses, sublicenses, leases or subleases granted to others (including licenses of Intellectual Property Rights), and terminations thereof not interfering in any material respect with the business of the Issuer and its Subsidiaries;

          (j)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

          (k)   the surrender or waiver of contractual rights and settlement or waiver of contractual or litigation claims by the Issuer or any Subsidiary in the ordinary course of business;

          (l)    the unwinding of any Interest Swap Obligation or Currency Agreements pursuant to its terms;

          (m)  Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

          (n)   Dispositions of property or assets subject to a Recovery Event;

          (o)   Dispositions made in connection with the consummation of the Acquisition that are necessary or advisable to comply with applicable law or to avoid any impediment to the consummation of the Acquisition under any applicable law; and

          (p)   the disposition of property or assets for an aggregate fair market value not to exceed 10.0% of Consolidated Total Assets in any calendar year.

        "Beneficial Holders" means any person who holds a beneficial interest in Exchange Notes as shown on the books of the Depository or a participant of such Depository.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof or, with respect to any Person that is not a corporation, the Person or Persons performing corresponding functions.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "Business Day" means any day other than a Saturday, Sunday or other day on which the Trustee or commercial banks are authorized to close under the laws of, or are in fact closed in, the State of New York or the place of payment.

        "Capital Markets Indebtedness" means any Indebtedness consisting of bonds, debentures, Exchange Notes or other similar debt securities issued in (a) a public offering registered under the Securities Act, (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC or (c) a private placement to institutional accredited investors.

        "Capital Stock" means:

          (1)   with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

          (2)   with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   United States dollars, Canadian dollars, Euros, British Pounds or any national currency of any participating member state of the European Union or such local currencies held by the Issuer and its Subsidiaries from time to time in the ordinary course of business;

          (2)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States;

          (3)   marketable direct obligations issued by any agency of the United States and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (4)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's (or, in each case, if such Rating Agency ceases to rate such securities, from any Rating Agency selected by the Issuer as a replacement Rating Agency);

          (5)   commercial paper or corporate bonds maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 from S&P or at least P-2 from Moody's (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency);

          (6)   certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250.0 million;

          (7)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with any bank meeting the qualifications specified in clause (6) above;

          (8)   securities issued or directly and fully guaranteed or insured by any state of the United States of America or any agency, subdivision or instrumentality thereof (and that at the time of acquisition have an investment grade rating from S&P or Moody's (or, in each case, if such Rating Agency ceases to rate such securities, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency)) having maturities of not more than two years after the date of acquisition;

          (9)   marketable short term money market and similar securities having the highest rating obtainable from S&P or Moody's (or, in each case, if such Rating Agency ceases to rate such securities, any Rating Agency selected by the Issuer as a replacement Rating Agency) at the time of acquisition and in each case maturing within two years after the date of acquisition;

          (10) Investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (9) above; and

          (11) Foreign Cash Equivalents.

        "Change of Control" means the occurrence of one or more of the following events:

          (1)   any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture); or

          (2)   the approval by the holders of Capital Stock of the Issuer of any plan or proposal for the liquidation or dissolution of the Issuer (whether or not otherwise in compliance with the provisions of the Indenture); or

          (3)   any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Issuer.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, and includes, without limitation, all series and classes of such common stock.

        "Consolidated Debt Ratio" as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries as of the end of the Applicable Measurement Period to (2) the Issuer's Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio".

        "Consolidated EBITDA" means, for any period, for the Issuer and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) demonstrable cost savings and cost synergies (in each case, net of continued associated expenses) relating to the Acquisition that, as of the date of calculation with respect to such period, are anticipated by the Issuer in good faith to be realized within 18 months following the Acquisition, net of the amount of any such cost savings and cost synergies otherwise included, or added back, pursuant to this definition, provided that (a) such cost savings and cost synergies shall be set forth on a certificate delivered to the Trustee from the Issuer's chief financial officer that outlines the specific actions taken or to be taken and the net cost savings and cost synergies achieved or to be achieved from each such action and (b) if any cost savings or cost synergies included in any pro forma calculations based on the anticipation that such cost synergies or cost savings will be achieved by such date shall at any time cease to be reasonably anticipated by the Issuer to be so achieved, then on and after such time pro forma calculations required to be made under the Indenture shall not reflect such cost synergies or cost savings, all determined in accordance with GAAP for such period; provided, further that the aggregate amount of such cost savings and cost synergies under this clause (v) in any four fiscal quarter period shall not exceed ten percent (10%) of Consolidated EBITDA for such four fiscal quarter period (calculated before giving effect to any addbacks and adjustments in this clause (v)), (vi) one-time non-recurring fees, expenses, costs and charges incurred or paid by the Issuer or any Restricted Subsidiary prior to the closing of, or during the 18 month period immediately following the closing of the Acquisition arising in respect of the Acquisition, net of the amount of any such fees, expenses, costs and charges otherwise included, or added back, pursuant to this definition, provided that the aggregate amount of such fees, expenses, costs and charges under this clause (vi) shall not exceed $25.0 million, (vii) all unusual, nonrecurring or extraordinary non-cash losses, charges or expenses for such period (including to the extent related to impairment of goodwill and including the amortization of the inventory step-up acquired in the Acquisition pursuant to purchase accounting), (viii) cash restructuring charges of not more than $7.5 million for any period of four consecutive fiscal quarters and (ix) non-cash expenses related to stock based compensation, minus, to the extent included in Consolidated Net Income, (x) interest income and (y) all unusual, nonrecurring or extraordinary non-cash gains and income, all calculated for the Issuer and its Restricted Subsidiaries in accordance with GAAP on a consolidated basis.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the Applicable Measurement Period to Consolidated Fixed Charges for the Applicable Measurement Period.

        In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Applicable Measurement Period or at any time subsequent to the last day of the Applicable Measurement Period and on or prior to the Applicable Calculation Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Applicable Measurement Period; and

          (2)   any asset sales or Asset Acquisitions, including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X promulgated under the Exchange Act attributable to the assets that are the subject of the Asset Acquisition or asset sale during the Applicable Measurement Period) occurring during the Applicable Measurement Period or at any time subsequent to the last day of the Applicable Measurement Period and on or prior to the Applicable Calculation Date, as if such asset sale or Asset Acquisition (including the incurrence or assumption of any such Acquired Indebtedness) occurred on the first day of the Applicable Measurement Period. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such other Indebtedness that was so guaranteed.

        Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of the Consolidated Fixed Charge Coverage Ratio:

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Applicable Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Applicable Calculation Date; and

          (2)   notwithstanding clause (1) of this paragraph, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of:

          (1)   Consolidated Interest Expense; plus

          (2)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary; plus

          (3)   all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Capital Stock.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication:

          (1)   the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including, without limitation: (a) any amortization of debt discount and amortization or write off of deferred financing costs; (b) the net costs under Interest Swap Obligations; (c) all capitalized interest; and (d) the interest portion of any deferred payment obligation; and

          (2)   the interest component of Capitalized Lease Obligations paid and/or scheduled to be paid by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

        "Consolidated Net Income" means, for any period, for the Issuer and its Restricted Subsidiaries on a consolidated basis, net income (or loss) for such period; provided that Consolidated Net Income shall exclude:

          (a)   extraordinary gains and extraordinary losses for such period,

          (b)   cash and non-cash losses, charges and expenses related to termination of the Tennant Company Pension Plan in an aggregate amount not to exceed $10.0 million during the term of the Indenture and incurred or paid by the Issuer or any Restricted Subsidiary during the 18 month period immediately following the Issue Date,

          (c)   solely for the purpose of determining the amount available for Restricted Payments under clause (iii)(w) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Restricted Payments", any net income (loss) of any Restricted Subsidiary (other than Guarantors) if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Issuer or a Guarantor by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its shareholders (other than restrictions that have been waived or otherwise released), except that the Issuer's equity in the net income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that could have been distributed by such Restricted Subsidiary to the Issuer or another Restricted Subsidiary as a dividend or other distribution (subject in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

          (d)   any income (or loss) for such period of any Person if such Person is not a Subsidiary, except that the Issuer's equity in the net income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Issuer or a Subsidiary as a dividend or other distribution.

        "Consolidated Secured Debt Ratio" as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by

Liens as of the end of the Applicable Measurement Period to (2) the Issuer's Consolidated EBITDA for the Applicable Measurement Period, in each case with such pro forma adjustments to Consolidated Total Indebtedness and Consolidated EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of "Consolidated Fixed Charge Coverage Ratio".

        "Consolidated Total Assets" means the total consolidated assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Issuer and its Restricted Subsidiaries.

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, obligations in respect of purchase money Indebtedness and Capitalized Lease Obligations and debt obligations evidenced by promissory Exchange Notes and similar instruments; (2) all direct or contingent obligations arising under letters of credit (including standby and commercial), bankers' acceptances, bank guaranties and similar instruments; (3) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business) solely to the extent such obligation is evidenced by a note or similar instrument and such obligation is included as a liability on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP; (4) all Guarantees with respect to Indebtedness of the types specified in clauses (1) through (3) above of another Person; and (5) the aggregate amount of all outstanding Disqualified Capital Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Capital Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock or Preferred Stock as if such Disqualified Capital Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Credit Facilities" means one or more debt facilities, including the Existing Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, receivables financing, bankers acceptances, letters of credit, debt securities or other indebtedness, including any Exchange Notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements or refinancings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, Exchange Notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof, whether or not by the same or any other agent, investor, lender or group of lenders (whether or not such added or substituted parties are banks or other institutional lenders), in each case, whether or not any such amendment, supplement, modification, extension, renewal, restatement, refunding, replacement or refinancing occurs simultaneously with the termination or repayment of a prior Credit Facility.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Issuer or any Restricted Subsidiary of the Issuer against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depository" means The Depository Trust Company and such other Person as is designated in writing by the Issuer eligible to act as a clearing agency pursuant the Exchange Act to act as depository in respect of the Exchange Notes.

        "Designated Non-Cash Consideration" means the Fair Market Value of non-cash consideration received by the Issuer or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as "Designated Non-Cash Consideration" pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration.

        "Disposition" or "Dispose" means the sale, transfer, license, lease or other disposition of any property by the Issuer, any Guarantor or any Subsidiary, including any Sale and Leaseback Transaction and any sale, assignment, transfer or other disposal, with or without recourse, of any Exchange Notes or accounts receivable or any rights and claims associated therewith, but excluding any Recovery Event.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the Exchange Notes; provided, however, only the portion of Capital Stock which is so redeemable or repurchasable prior to such date will be deemed to be Disqualified Capital Stock.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

        "Existing Credit Facilities" means the credit agreement dated as of April 4, 2017 by and among the Issuer, the subsidiary borrowers party thereto, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other lenders party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as amended to the date of this Offering Circular and as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (whether or not such added or substituted parties are banks or other institutional lenders).

        "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Issuer acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Issuer.

        "Foreign Cash Equivalents" means certificates of deposit or bankers acceptances of any bank organized under the laws of the United Kingdom, Canada, Singapore, Australia, China or any country that is a member of the European Union, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than one year from the date of acquisition.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary that is not a U.S. Restricted Subsidiary.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date.

        "Guarantor" means: (1) each of the Initial Guarantors and (2) each of the Issuer's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

        "Indebtedness" means, with respect to any Person, without duplication:

          (1)   all Obligations of such Person for borrowed money;

          (2)   all Obligations of such Person evidenced by bonds, debentures, Exchange Notes or other similar instruments;

          (3)   all Capitalized Lease Obligations of such Person;

          (4)   all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business);

          (5)   all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction which is issued in respect of Indebtedness referred to in clauses (1) through (4) above and clause (8) below;

          (6)   guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7)   all Obligations of any other Person of the type referred to in clauses (1) through (6) above that are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the Obligation so secured;

          (8)   all net Obligations under Currency Agreements and interest swap agreements of such Person; and

          (9)   all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the Issuer.

        "Independent Financial Advisor" means a firm: (1) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Issuer and (2) that, in the judgment of the Board of Directors of the Issuer, is otherwise independent and qualified to perform the task for which it is to be engaged.

        "Initial Guarantors" means Tennant Coatings, Inc., a Minnesota corporation, and Tennant Sales and Service Company, a Minnesota corporation.

        "Initial Purchasers" means Goldman, Sachs & Co., J.P. Morgan Securities LLC, HSBC Securities (USA) Inc., U.S. Bancorp Investments, Inc., BMO Capital Markets Corp. and SunTrust Robinson Humphrey, Inc.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, Exchange Notes, debentures or other securities or evidences of Indebtedness issued by, any other Person. "Investment" shall exclude extensions of trade credit by the Issuer and its Restricted Subsidiaries on commercially reasonable terms. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Common Stock of any direct or indirect Wholly Owned Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, the Issuer no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        For purposes of "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries":

          (1)   "Investment" will include the portion (proportionate to the Issuer's equity interest in a Restricted Subsidiary to be designated as an Unrestricted Subsidiary) of the fair market value of the net assets of such Restricted Subsidiary of the Issuer at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer will be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (a) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (b) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets (as conclusively determined by the Board of Directors of the Issuer in good faith) of such Subsidiary at the time that such Subsidiary is so re-designated a Restricted Subsidiary; and

          (2)   any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

        "Intellectual Property Rights" mean, collectively the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights.

        "Investment Grade Rating" means a rating of Baa3 or better by Moody's and BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Exchange Notes for reasons outside of the control of the Issuer, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

        "IPC" means IP Cleaning S.p.A.

        "Issue Date" means April 18, 2017.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Moody's" means Moody's Investors Service, Inc., or any successor to the rating agency business thereof.

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Issuer or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1)   out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, brokerage and sales commissions, and survey, title and recording expenses, transfer taxes and expenses incurred for preparing such asset for sale, and any relocation expenses incurred as a result of the Asset Sale);

          (2)   taxes paid or payable, or estimated in good faith to be payable as a result of the Asset Sale, after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements;

          (3)   repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale; and

          (4)   appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnification, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offering Circular" means this offering circular, dated April 12, 2017, pursuant to which the Exchange Notes are being offered to potential purchasers.

        "Officer" means, with respect to any Person, any of the following: the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Vice President, Treasurer, Secretary, Assistant Secretary or Assistant Treasurer (including interim officers).

        "Officers' Certificate" means, with respect to any Person, a certificate signed on behalf of such Person by two Officers of such Person, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Person, which meets the requirements set forth in the Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer, or other counsel who is reasonably acceptable to the Trustee.

        "Pari Passu Indebtedness" means any Indebtedness of the Issuer or any Guarantor that is equal in right of payment with the Exchange Notes or the Guarantee of such Guarantor, as applicable.

        "Permitted Investments" means:

          (1)   Investments by the Issuer or any Restricted Subsidiary of the Issuer in any Person that is or will become after such Investment a Restricted Subsidiary of the Issuer or that will merge, consolidate into the Issuer or a Restricted Subsidiary of the Issuer;

          (2)   Investments in the Issuer by any Restricted Subsidiary of the Issuer;

          (3)   Investments in cash and Cash Equivalents;

          (4)   loans and advances to employees and officers of the Issuer and its Subsidiaries in the ordinary course of business for reasonable and customary business-related purposes not in excess of $10.0 million at any one time outstanding;

          (5)   Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Issuer's or its Restricted Subsidiaries' businesses and otherwise in compliance with the Indenture;

          (6)   additional Investments in an aggregate principal amount at any time outstanding not to exceed the greater of (A) $100 million and (B) 10.0% of Consolidated Total Assets;

          (7)   Investments received (x) pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditors, suppliers or customers or in good faith settlement of delinquent obligations of such trade creditors, suppliers or customers; (y) as a result of the foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title, or (z) as a result of litigation, or other disputes with Persons who are not Affiliates of the Issuer;

          (8)   Investments made by the Issuer or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales";

          (9)   Investments represented by guarantees that are otherwise permitted under the Indenture;

          (10) Investments the payment for which is Qualified Capital Stock of the Issuer;

          (11) Investments by the Issuer consisting of obligations of one or more officers, directors or other employees of the Issuer or any of its Subsidiaries in connection with such officers', directors' or employees' acquisition of shares of capital stock of the Issuer so long as no cash is paid by the Issuer or any of its Subsidiaries to such officers, directors or employees in connection with the acquisition of any such obligations;

          (12) any Investment (x) existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or (y) consisting of any replacement, refinancing, extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under the Indenture;

          (13) stock, obligations or securities received in satisfaction of judgments;

          (14) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

          (15) Investments consisting of extensions of credit in the nature of accounts receivable or Exchange Notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

          (16) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

          (17) (i) intercompany advances among the Issuer and its Subsidiaries arising from their cash management and accounting operations and (ii) intercompany loans, advances, or Indebtedness among the Issuer and its Subsidiaries having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business;

          (18) advances of payroll payments to employees in the ordinary course of business; and

          (19) Investments in prepaid expenses, negotiable instruments held for collection and lease and utility and worker's compensation deposits provided to third parties in the ordinary course of business.

        "Permitted Liens" means the following types of Liens:

          (1)   Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Issuer or its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2)   statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen, construction Liens and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP has been made in respect thereof;

          (3)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business in connection therewith, and pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of insurance carriers or to secure the performance of tenders, trade contracts, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (including those to secure health safety and environmental obligations and exclusive of obligations for the payment of borrowed money);

          (4)   judgment Liens securing the payment of money (or appeal or other surety bonds relating to such judgments) not giving rise to an Event of Default;

          (5)   easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the applicable Person;

          (6)   Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (7)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (8)   Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (9)   Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to clause (13) of the definition of "Permitted Indebtedness"; provided, however, that in the case of Purchase Money Indebtedness (a) the Indebtedness shall not be secured by any property or assets of the Issuer or any Restricted Subsidiary of the Issuer other than the property and assets so acquired or constructed and the proceeds thereof and (b) the Lien securing such Indebtedness shall be created within 270 days of such acquisition or construction or, in the case of a refinancing of any Purchase Money Indebtedness, within 270 days of such refinancing;

          (10) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture

          (11) Liens securing Indebtedness under Currency Agreements;

          (12) Liens securing Acquired Indebtedness incurred in accordance with the covenant described under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness"; provided that:

            (a)   such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer; and

            (b)   such Liens do not extend to or cover any property or assets of the Issuer or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary of the Issuer;

          (13) Liens on assets of a Restricted Subsidiary of the Issuer that is not a Guarantor to secure Indebtedness of such Restricted Subsidiary that is otherwise permitted under the Indenture;

          (14) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Issuer and its Restricted Subsidiaries;

          (15) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

          (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (17) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods;

          (18) rights of customers with respect to inventory which arise from deposits and progress payments made in the ordinary course of business;

          (19) Liens on assets of Foreign Restricted Subsidiaries securing Indebtedness permitted pursuant to clause (14) of the definition of "Permitted Indebtedness";

          (20) additional Liens in an aggregate amount at any time outstanding not to exceed the greater of (A) $50.0 million and (B) 7.5% of Consolidated Total Assets;

          (21) [reserved];

          (22) Liens existing as of the Issue Date, to the extent and in the manner such Liens are in effect on the Issue Date;

          (23) Liens securing the Exchange Notes and the Guarantees;

          (24) Liens of the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer on assets of any Restricted Subsidiary of the Issuer and Liens on assets of the Issuer in favor of a Wholly Owned Restricted Subsidiary that is a Guarantor;

          (25) Liens deemed to exist in connection with Investments in repurchase agreements;

          (26) Liens of a collection bank arising under the Uniform Commercial Code, or other applicable law, on items in the course of collection;

          (27) reservations, limitations provisos and conditions expressed in any original grants from any governmental authority or other grants of real or immovable property, or interests therein, which do not materially affect the use of the affected land or detract from the value thereof;

          (28) the rights reserved to or vested in governmental authorities by statutory provisions or by the terms of leases, licenses, franchises, grants or permits, which affect any land, to terminate the leases, licenses, franchises, grants or permits or to require annual or other periodic payments as a condition of the continuance thereof;

          (29) Liens in favor of public utilities or to any municipalities or governmental authorities or other public authorities when required by such utilities, municipalities or governmental authorities or such other public authorities in connection with the supply of services or utilities to the Issuer or any of its Subsidiaries;

          (30) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any disposition permitted under the Indenture (including any letter of intent or purchase agreement with respect to such Investment or disposition) or (B) consisting of an agreement to dispose of any property in a disposition permitted under the Indenture, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

          (31) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

          (32) in the case of Indebtedness permitted under the Indenture issued into escrow, Liens on the proceeds of such Indebtedness and any cash or Cash Equivalents consisting of prefunded interest in respect of such Indebtedness, in each case for so long as such funds remain in escrow;

          (33) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness that has been secured by a Lien permitted under the Indenture and that has been incurred without violation of the Indenture; provided, however, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders, in each case in any material respect, with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any categories of property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

          (34) Liens securing existing or future borrowings under Credit Facilities incurred pursuant to clause (2) of the definition of Permitted Indebtedness;

          (35) Liens securing Indebtedness incurred pursuant to clause (17) of the definition of Permitted Indebtedness; and

          (36) Liens in favor of a consignor encumbering assets delivered to the Issuer or a Restricted Subsidiary on consignment in the ordinary course of business.

        "Person" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Purchase Money Indebtedness" means Indebtedness of the Issuer and its Restricted Subsidiaries incurred in the ordinary course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Rating Agency" means (1) each of Moody's and S&P and (2) if Moody's or S&P ceases to rate the Exchange Notes for reasons outside of the control of the Issuer, a "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Moody's or S&P, as the case may be.

        "Recovery Event" means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of the Issuer or any Subsidiary.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness, in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings; provided that the principal amount of such Refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced plus (b) the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums (including, without limitation, tender premiums) and other costs and expenses (including, without limitation, original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

        "Registration Rights Agreement" means a registration rights agreement with respect to the Exchange Notes dated as of the Issue Date, among the Issuer, the Guarantors and the representatives of the Initial Purchasers.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Issuer or a Restricted Subsidiary of any property, whether owned by the Issuer or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

        "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Significant Subsidiary", with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "Subordinated Indebtedness" means Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Exchange Notes or the Guarantee of such Guarantor, as the case may be.

        "Subsidiary" with respect to any Person, means:

          (1)   any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or through another Subsidiary, by such Person; or

          (2)   any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or through another Subsidiary, owned by such Person.

        "Taxes" means any present or future tax, duty, levy, impost, assessment or other government charge (including penalties, interest and any other liabilities related thereto) imposed or levied by or on behalf of a Taxing Authority.

        "Taxing Authority" means any government or any political subdivision or territory or possession of any government or any authority or agency therein or thereof having power to tax.

        "Tennant Company Pension Plan" means that certain Tennant Company Pension Plan (as Amended and Restated Effective January 1, 2016) dated as of January 14, 2016.

        "Transactions" means, collectively, (i) the Acquisition, (ii) the initial borrowings under, and effectiveness of, the Existing Credit Facilities, (iii) the refinancing of certain other indebtedness of each of the Company and IPC as set forth in this offering circular, (iv) the refinancing of the $300.0 million in aggregate principal amount of the senior secured term loan A-2 under the Existing Credit Facilities and (v) this Offering.

        "Unrestricted Subsidiary" of any Person means:

          (1)   any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Issuer may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Issuer or any other Subsidiary of the Issuer that is not a Subsidiary of the Subsidiary to be so designated; provided that:

          (1)   the Issuer certifies to the Trustee that such designation complies with the covenant described under "—Certain Covenants—Limitation on Restricted Payments" and

          (2)   each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any of its Restricted Subsidiaries.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1)   immediately after giving effect to such designation, the Issuer is able to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Certain Covenants—Limitation on Incurrence of Additional Indebtedness"; and

          (2)   immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

        Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Restricted Subsidiary" means any Restricted Subsidiary that is organized under the Laws of any state of the United States or the District of Columbia.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

        "Wholly Owned Restricted Subsidiary" of any Person means any Wholly Owned Subsidiary of such Person which at the time of determination is a Restricted Subsidiary of such Person.

        "Wholly Owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities (other than in the case of a Restricted Subsidiary that is incorporated in a jurisdiction other than a State in the United States or the District of Columbia, directors' qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned by such Person or any Wholly Owned Subsidiary of such Person.

BOOK-ENTRY, DELIVERY AND FORM

        We have obtained the information in this section concerning The Depository Trust Company ("DTC"), Clearstream Banking, S.A., Luxembourg ("Clearstream, Luxembourg") and Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear") and their book-entry systems and procedures from sources that we believe to be reliable. We take no responsibility for an accurate portrayal of this information. In addition, the description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

        The Exchange Notes will initially be represented by one or more fully registered global notes. Each such global note will be deposited with, or on behalf of, DTC or any successor thereto and registered in the name of Cede & Co. (DTC's nominee). You may hold your interests in the global notes in the United States through DTC, or in Europe through Clearstream, Luxembourg or Euroclear, either as a participant in such systems or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests in the global notes on behalf of their respective participating organizations or customers through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries, which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.

        So long as DTC or its nominee is the registered owner of the global securities representing the Exchange Notes, DTC or such nominee will be considered the sole owner and holder of the notes for all purposes of the Exchange Notes and the Indenture. Except as provided below, owners of beneficial interests in the Exchange Notes will not be entitled to have the Exchange Notes registered in their names, will not receive or be entitled to receive physical delivery of the Exchange Notes in definitive form and will not be considered the owners or holders of the Exchange Notes under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in an Exchange Note must rely on the procedures of DTC or its nominee and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder of Exchange Notes.

        Unless and until we issue the Exchange Notes in fully certificated, registered form under the limited circumstances described below under the heading "—Certificated Notes":

  •
  you will not be entitled to receive a certificate representing your interest in the Exchange Notes;

  •
  all references in this prospectus to actions by holders will refer to actions taken by DTC upon instructions from its direct participants; and

  •
  all references in this prospectus to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of the Exchange Notes, for distribution to you in accordance with DTC procedures.

The Depository Trust Company

        DTC will act as securities depositary for the Exchange Notes. The Exchange Notes will be issued as fully registered notes registered in the name of Cede & Co. DTC is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" under the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" under the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

        DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates.

        Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

        Purchases of notes under DTC's system must be made by or through direct participants, which will receive a credit for the notes on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in notes, except as provided below in "—Certificated Notes".

        To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC's nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Book-Entry Format

        Under the book-entry format, the paying agent will pay interest or principal payments to Cede & Co., as nominee of DTC. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner.

        You may experience some delay in receiving your payments under this system. Neither we, the trustee under the indenture nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in the notes.

        DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the notes. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the notes on your behalf. We and the trustee under the indenture have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. In addition, we and the trustee under the indenture have no responsibility or liability for any aspect of the records kept by DTC, Clearstream, Luxembourg, Euroclear or any of their direct or indirect participants relating to or payments made on account of beneficial ownership interests in the notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

        The trustee will not recognize you as a holder under the indenture, and you can only exercise the rights of a holder indirectly through DTC and its direct participants. DTC has advised us that it will only take action regarding a note if one or more of the direct participants to whom the note is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the notes as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge notes to non-direct participants, and to take other actions, may be limited because you will not possess a physical certificate that represents your notes.

        Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

        Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect those actions on its behalf through DTC.

        DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Transfers Within and Among Book-Entry Systems

        Transfers between DTC's direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with its applicable rules and operating procedures.

        DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

        Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date.

Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

        Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

        Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the Exchange Notes, the Exchange Notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

        We will issue notes to you or your nominees, in fully certificated registered form, rather than to DTC or its nominees, only if:

  •
  we advise the trustee in writing that DTC is no longer willing or able to discharge its responsibilities properly or that DTC is no longer a registered clearing agency under the Securities Exchange Act of 1934, and the trustee or we are unable to locate a qualified successor within 90 days;

  •
  a default or event of default has occurred and is continuing under the indenture and DTC requests issuance of definitive notes; or

  •
  we, at our option, elect to terminate the book-entry system through DTC.

        If any of the three above events occurs, DTC is required to notify all direct participants that Exchange Notes in fully certificated registered form are available through DTC. DTC will then surrender the global note representing the Exchange Notes along with instructions for re-registration. The trustee will re-issue the Exchange Notes in fully certificated registered form and will recognize the registered holders of the certificated debt securities as holders under the Indenture.

        Unless and until we issue the Exchange Notes in fully certificated, registered form, (1) you will not be entitled to receive a certificate representing your interest in the Exchange Notes; (2) all references in this prospectus to actions by holders will refer to actions taken by the depositary upon instructions from their direct participants; and (3) all references in this prospectus to payments and notices to holders will refer to payments and notices to the depositary, as the registered holder of the notes, for distribution to you in accordance with its policies and procedures.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the anticipated U.S. federal income tax consequences applicable to a U.S. Holder (as defined below) of the Restricted Notes relating to the exchange of the Restricted Notes for the Exchange Notes.

        This discussion is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect, or to differing interpretations. This discussion does not address the tax considerations arising under the U.S. federal estate and gift tax laws or the laws of any non-U.S., state or local jurisdiction. In addition, this summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder or to certain types of holders that may be subject to special tax rules (such as banks, tax-exempt entities, insurance companies, regulated investment companies, S corporations, partnerships, persons who are subject to the alternative minimum tax, dealers in securities or currencies, traders in securities electing to mark to market, U.S. expatriates, persons that hold the Exchange Notes or the Restricted Notes as a position in a "straddle" or conversion transaction, or as part of a "synthetic security" or other integrated financial transaction, U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar, or U.S. Holders that hold the Exchange Notes or Restricted Notes through a non-U.S. broker or other intermediary). In addition, this summary is limited to holders who hold the Restricted Notes and Exchange Notes as "capital assets" within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). If you purchase notes at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

        For purposes of the following discussion, a "U.S. Holder" means a beneficial owner of the Restricted Notes or Exchange Notes that for U.S. federal income tax purposes is (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) in general, a trust if (a) it is subject to the primary supervision of a court within the United States and one or more "United States persons", as described in Section 7701(a)(30) of the Code, have the authority to control all of the substantial decisions of the trust or (b) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes and, accordingly, the Exchange Note received will be treated as a continuation of the Restricted Note in the hands of such U.S. Holder. As a result, there will be no U.S. federal income tax consequences to a U.S. Holder who exchanges a Restricted Note for an Exchange Note pursuant to the Exchange Offer, and any such holder will have the same adjusted tax basis and holding period in the Exchange Note as it had in the Restricted Note immediately before the exchange. A U.S. Holder who does not exchange its Restricted Note for an Exchange Note pursuant to the Exchange Offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the Exchange Offer.

        Please consult your own tax advisor regarding the U.S. federal, state, local, and non-U.S. and other tax considerations of the acquisition, ownership, and disposition of the Exchange Notes. Additionally, please consult your own tax advisor concerning the exchange of a Restricted Note for an Exchange Note pursuant to the Exchange Offer in light of your particular circumstances.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives the Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired as a result of market-making activities or other trading activities. Each such broker-dealer, through its participation in the Exchange Offer, will be deemed to have confirmed to us that it has not entered into any agreement or understanding with us or any of our "affiliates", as defined in Rule 405 under the Securities Act, to participate in a "distribution", as defined in the Securities Act, of the Exchange Notes.

        We have agreed that, starting on the expiration date and ending 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        The Company will not receive any proceeds from any sale of the Exchange Notes by broker-dealers. The Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a "distribution", as defined in the Securities Act, of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the completion of the Exchange Offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents.

 LEGAL MATTERS

        The validity of the Exchange Notes to be offered by Tennant will be passed upon for us by Stinson Leonard Street LLP, Minneapolis, MN.

EXPERTS

        The consolidated financial statements and schedule of Tennant Company as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2016 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, contains an explanatory paragraph that states management excluded from its assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, Crawford Laboratories, Inc. and affiliates thereof ("Florock") and Dofesa Barrido Mecanizado's ("Dofesa") internal control over financial reporting associated with total assets of $14 million, and total revenues of $9 million, included in the consolidated financial statements of Tennant Company and subsidiaries as of and for the year ended December 31, 2016. KPMG LLP's audit of internal control over financial reporting of Tennant Company also excluded an evaluation of the internal control over financial reporting of Florock and Dofesa.

        The audit report on the effectiveness of internal control over financial reporting as of December 31, 2016, expresses an opinion that Tennant Company did not maintain effective control over financial reporting as of December 31, 2016 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that material weaknesses related to an insufficient number of trained resources with assigned responsibility and accountability over the design and operation of internal controls; ineffective risk assessment processes that identified and assessed necessary changes in significant accounting policies and practices that were responsive to changes in business operations and new product arrangements; ineffective general information technology controls, specifically program change controls in the service scheduling system; ineffective automated and manual controls over the accounting for revenue related to equipment maintenance and repair service; ineffective design and documentation of management review controls over the accounting for certain inventory adjustments, incentive accruals and performance share awards; and ineffective control over the determination of technological feasibility and the capitalization of software development costs, have been identified and included in management's assessment.

        The consolidated financial statements of IPC Cleaning S.p.A. as of December 31, 2016, 2015 and 2014 and for each of the years in the three-year period ended December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG S.p.A., independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Tennant Company

OFFER TO EXCHANGE

Up to $300,000,000 aggregate principal amount of outstanding 5.625% Senior Notes due 2025 that were issued in a private offering on April 18, 2017 (the "Restricted Notes"), for a like aggregate principal amount of 5.625% Senior Notes due 2025 (the "Exchange Notes"), in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act").

JANUARY 22, 2018